SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Tennant Company
701 N. Lilac Drive
Minneapolis, Minnesota 55422

March 15, 2017

Dear Shareholder,

The 2017 Annual Meeting of Shareholders will be held on Wednesday, April 26, at 10:30 a.m. (CDT). We are pleased to inform you that this year's Annual Meeting will be our first completely virtual meeting of shareholders. You may attend the meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TNC2017. The online meeting will begin promptly at 10:30 a.m.
The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. We have chosen to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our shareholders’ access to important information about Tennant.
Whether or not you plan on joining the meeting, it is important that your shares be represented and voted at the meeting. We encourage you to read the Proxy Statement and vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet as promptly as possible, or you may request a paper proxy card, which will include a reply envelope, to submit your vote by mail and instructions for voting by telephone.
We appreciate your continued confidence in Tennant and look forward to you joining the virtual meeting.

Sincerely,

H. Chris Killingstad
President and Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Wednesday, April 26, 2017 at 10:30 a.m. Central Daylight Time.

How to Attend:
The meeting will be completely virtual. You may attend the online meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TNC2017. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:	(1)	Elect two directors to a three-year term, such that the total number of directors is eight;

	(2)	Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2017;

	(3)	Advisory approval of executive compensation;

	(4)	Advisory approval on frequency of future advisory executive compensation approvals; and

	(5)	Approval of the Tennant Company 2017 Stock Incentive Plan.

Who May Vote:	You may vote if you were a shareholder of record as of the close of business on March 2, 2017.

Proxy Voting:
It is important that your shares are voted, whether or not you join the virtual meeting. Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, by voting over the Internet as promptly as possible. You may also follow the instructions on the Notice of Internet Availability of Proxy Materials to vote by telephone or request a paper proxy card, which will include a reply envelope, to submit your vote by mail. Your prompt response will help reduce solicitation costs incurred by us.

March 15, 2017	Heidi M. Wilson, Secretary

TENNANT COMPANY PROXY STATEMENT
Why did I receive a Notice of Internet Availability of Proxy Materials?
Tennant Company (“we,” “us,” “our,” “the Company”), on behalf of our Board of Directors (“Board”), is supplying this Proxy Statement in order to obtain your Proxy vote in connection with the virtual Annual Meeting of Shareholders.
The completely virtual Annual Meeting will be held on Wednesday, April 26, 2017, at 10:30 a.m. Central Daylight Time.
The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 15, 2017.
How do I access the proxy materials?
Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our shareholders.
If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote, on the Internet.
If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
What is a Proxy?
The Proxy serves as a ballot for elections to our Board, as well as listing information about any other items to be discussed and voted on at the Annual Meeting. It allows an authorized agent to act on your behalf in the event you do not attend the Annual Meeting.
Who is entitled to vote?
You may vote if you owned shares of our Common Stock as of the close of business on March 2, 2017. As of March 2, 2017, there were 17,719,902 shares of Common Stock outstanding, each entitled to one vote.
How do I vote?
You may vote in one of four ways:
1.    By Internet
You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 25, 2017. Please have your Notice of Internet Availability of Proxy Materials or, if you have requested one, your Proxy Card, in hand and the last four digits of your social security number available to verify your identity. Follow the instructions provided to obtain your records and create an electronic ballot.
2.    By Phone
Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Then you may call 1-800-690-6903 by using any touch-tone phone, 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 25, 2017. Have your Proxy Card in hand when calling. You will need to provide the last four digits of your social security number to verify your identity. Follow the voice prompts to cast your vote.

3.    By Mail
Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Mark, sign and date your Proxy Card and return it in the postage-paid envelope that will be provided, or return it to Tennant Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
4.    Online during the Annual Meeting
All shareholders may vote online during the Annual Meeting through the link www.virtualshareholdermeeting.com/TNC2017. The 16-digit control number provided on your Notice of Internet Availability of Proxy Materials or Proxy Card is necessary to access this site. See below for instructions on voting if your shares are held through a third party.
What happens if my shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization?
If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting online during the Annual Meeting.
As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions received from that organization to vote your shares. Shares held beneficially in street name may be voted online during the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.
What happens if my shares are held in the Tennant Company Retirement Savings Plan?
If your shares are held in the Tennant Company Retirement Savings Plan (“Savings Plan”), your vote will be communicated to the Trustee who will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions. Your Proxy Card includes shares you hold in the Savings Plan. To be effective, your voting instructions must be received by the Trustee by April 21, 2017. Shares held in the Savings Plan may not be voted online during the Annual Meeting.
Can the Trustee vote my shares on my behalf without receiving voting instructions from me?
The Trustee will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions timely. You should vote your shares by following the instructions described above and set forth on your Proxy Card.
Why should I vote?
Your vote is important! It ensures that your ownership interests are represented even if you are unable to join the Annual Meeting online. A promptly voted Proxy will save us additional solicitation expense.
May I revoke my Proxy or change my vote?
Proxies may be revoked at any time before being voted online during the Annual Meeting. The Proxy may be revoked or changed only by use of the following methods:

•	Sending a signed, written notice of revocation, dated later than the Proxy, to the attention of the Secretary at the Company’s address listed on page 3 of this Proxy Statement;

•	Sending a signed Proxy, dated later than the prior Proxy, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717;

•	Voting again by telephone or on the Internet prior to the Annual Meeting; or

•	Joining the online Annual Meeting, revoking your Proxy and voting online during the meeting. You joining the Annual Meeting online will not revoke your Proxy unless you revoke your Proxy.
For shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, or in the Savings Plan, see restrictions described above.

How many votes are needed to hold the Annual Meeting?
The meeting can take place when holders of a majority of the outstanding shares of common stock, either online or by Proxy, are present at the meeting. This is known as a quorum. Abstentions and broker non-votes will be counted as present when determining whether a quorum exists.
What is a broker non-vote?
Broker non-votes are shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
How many votes are needed to approve each of the proposals and how are votes counted?
The table below summarizes the vote required to approve each proposal and how votes are counted:

	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Withhold / Abstention
Item 1: Elect two directors to a three-year term, such that the total number of directors is eight	Plurality of shares present in person or by proxy and entitled to vote	FOR WITHHOLD	FOR	No	None
Item 2: Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017	Majority of shares present in person or by proxy and entitled to vote(3)	FOR AGAINST ABSTAIN	FOR	Yes	AGAINST
Item 3: Advisory approval of executive compensation	The Company will consider shareholders to have approved our executive compensation if the votes cast FOR exceed the votes cast AGAINST	FOR AGAINST ABSTAIN	FOR	No	None
Item 4: Advisory approval on frequency of future advisory executive compensation approval	The Company will consider the frequency alternative that receives the most votes to be the frequency recommended by shareholders	1 YEAR 2 YEARS 3 YEARS ABSTAIN	1 YEAR	No	None
Item 5: Approval of the Tennant Company 2017 Stock Incentive Plan	Majority of shares present in person or by proxy and entitled to vote(3)	FOR AGAINST ABSTAIN	FOR	No	AGAINST
(1) If you submit a Proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations set forth above.
(2) If broker discretionary voting is not allowed, your broker will not be able to vote your shares on these matters. A broker non-vote will have no effect on the matter except in the case of Item 5 where a broker non-vote will have the same effect as a vote AGAINST if a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the annual meeting is required in order to approve the item as described in footnote (3) below.
(3) If greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.
Who will pay the cost of this Proxy solicitation?
We will bear the cost of solicitation. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Proxy materials to beneficial owners of shares.
What address should I use for correspondence with the Company?
Our principal executive office is located at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota, 55440-1452.

BOARD OF DIRECTORS INFORMATION, QUALIFICATIONS, EXPERIENCE AND TENURE

Directors with terms expiring at the Annual Meeting are Carol S. Eicher, Donal L. Mulligan and Stephen G. Shank. In accordance with the retirement policy in our Corporate Governance Principles, which states that a director may not be nominated to a new term if he or she would be age 73 or older at the time of election, Stephen G. Shank (who is 73 years old) will be retiring from the Board and will not be standing for election at the Annual Meeting. The Board of Directors does not currently plan to replace Mr. Shank and, therefore, the total number of directors will be eight.
Director Nominees for Terms Expiring in 2020 (Class I Directors):

	CAROL S. EICHER, 58	Director Since 2008
	•	Chief Executive Officer of Innocor Inc., a designer and manufacturer of home furnishings, since May 2014.
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Business President for Coating Materials and Building and Construction for The Dow Chemical Company, a manufacturer and seller of chemicals, plastic materials, agricultural and other specialized products and services from September 2012 to July 2013. Business Group Vice President for Building and Construction for Dow Chemical from August 2010 to August 2012. Business Director, Performance Monomers, for Dow Chemical from April 2009 to July 2010.

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Vice President/Global Business Director, Primary Materials and Process Chemicals, Rohm and Haas Company, a developer of solutions for the specialty materials industry acquired by Dow Chemical in 2009, from 2003 to July 2010. General Manager, Americas & Europe, Electronics, Organic Specialties, for Rohm and Haas from 2001 - 2003. Business Director, Organic Specialties, for Rohm and Haas from 2000 - 2001.

	•	Held various senior management positions with Ashland Chemical Company, a division of Ashland, Inc., from 1992 - 2000.
	•	Held various management positions with E.I. DuPont de Nemours and Company, Inc., from 1979 - 1992.
	•	Chair of the Governance Committee, member of the Compensation and Executive Committees.

Qualifications:
Ms. Eicher brings a wealth of global manufacturing, operations and merger and acquisition experience from her senior leadership positions at Innocor Inc., The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. In these positions she has led expansion efforts in developing countries and can provide insights as to the issues we may face as we expand our presence in Brazil, China and other developing countries.

	DONAL L. MULLIGAN, 56	Director Since 2009
	•	Executive Vice President and Chief Financial Officer for General Mills, Inc., one of the world’s largest food companies, since 2007.
•
Held various executive positions with General Mills from 2001 - 2007, including Vice President Financial Operations for the International division; Vice President Financial Operations for Operations and Technology and Vice President and Treasurer.

	•	Served as Chief Financial Officer, International, for The Pillsbury Company from 1999 - 2001.
	•	Held various international positions with PepsiCo Inc. and YUM! Brands, Inc., including Regional CFO, Americas, Finance Director, Asia, and Finance Director, Canada, from 1987 - 1998.
	•	Chair of the Audit Committee, member of the Governance and Executive Committees.

Qualifications:
Mr. Mulligan was selected by the Board not only because of his financial expertise and his various senior financial and operations leadership positions at large multinational public companies, but also because of his knowledge in developing, marketing and branding innovative products, which is particularly relevant to our business, which involves the regular introduction of new and innovative products to the market.

Directors Whose Terms Expire in 2018 (Class II Directors):

	AZITA ARVANI, 54	Director Since 2012
	•	Head of Innovation Partner & Venture Management for Nokia Networks (formerly known as Nokia Siemens Networks), a communications infrastructure and services company, since March 2017.
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Head of Global Innovation Scouting for Nokia Networks from January 2016 to February 2017. Head of Innovation Partnering & Ecosystem Ventures for Nokia Networks from July 2015 to December 2015. Head of Innovation Partnering for Nokia Networks from September 2014 to July 2015. Head of Partnering and Alliances for Nokia Solutions and Networks from September 2012 to August 2014. Head of Innovation Strategy for Nokia Siemens from September 2011 to August 2012.

	•	Principal and Founder of Arvani Group Inc., a boutique business consulting firm specializing in the mobile and wireless industry, from 2002 - 2011.
	•	Vice President, Business Development and Strategy, for ActiveSky, provider of an online mobile multimedia application development and distribution platform, from 2000 - 2001.
	•	Held various senior technical and business positions, including Director, Corporate Business Strategy, for Xerox Corporation, a business process and document management company, from 1996 - 2000.
	•	Member of the Compensation, Governance and Executive Committees.

Qualifications:
Ms. Arvani, through her work with Nokia Networks, brings extensive experience in disruptive technologies. As a consultant and executive leader, she has helped a diverse set of companies develop and commercialize game-changing technologies. Her experience in new technologies is particularly valuable as we evolve our Orbio® water-based and other sustainable cleaning technologies.

	STEVEN A. SONNENBERG, 64	Director Since 2005 Lead Director Since 2016
	•	Chairman, Emerson Automation Solutions, a business unit of Emerson Electric Company, a worldwide technology and engineering company, since October 2016.
	•	Executive Vice President, Emerson Electric Company, and President for Emerson Process Management from 2008 to September 2016.
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President for Rosemount, Inc., a business unit of Emerson Electric Company, from 2002 to October 2008. Held various positions with Rosemount and Emerson, including General Manager for Rosemount China and President for Emerson Process Management Asia Pacific, from 1992 - 2002.

	•	Lead Director, Chair of the Executive Committee, member of the Audit and Governance Committees.
Qualifications:
Mr. Sonnenberg is an expert in global sales, operations and expansion. His leadership roles with Emerson Electric Company and its various divisions have helped him acquire a specific expertise in process improvement, grounded in systems and metrics that is critical to successful, scalable growth and expansion, which applies directly to our process improvement and growth initiatives. His experience with global acquisitions, joint ventures and expertise in emerging markets is also very valuable as we grow our global business.

	DAVID S. WICHMANN, 54	Director Since 2009
	•	President for UnitedHealth Group Incorporated, a diversified health and well-being company, since November 2014.
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Held various executive positions with UnitedHealth Group since 1998, including Chief Financial Officer, UnitedHealth Group, President, Operations and Technology, UnitedHealth Group, President, Commercial Market Group, UnitedHealthcare, President and Chief Operating Officer, UnitedHealthcare, President and Chief Executive Officer, Specialized Care Services, and Senior Vice President, Corporate Development.

	•	Partner, Arthur Andersen, from 1995 - 1998.
	•	Chief Financial Officer for Advance Machine Company from 1992 - 1994.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Wichmann was selected by the Board for his global financial operations, merger and acquisitions and business integration expertise. In addition to being a seasoned senior executive with UnitedHealth Group Incorporated, he has experience across multiple businesses through his early consulting practice with Arthur Andersen and as Chief Financial Officer of a company in the same business segment as our Company. His understanding of business processes, finance, accounting and internal controls adds further discipline to our growth initiatives.

Directors Whose Terms Expire in 2019 (Class III Directors):

	WILLIAM F. AUSTEN, 58	Director Since 2007
	•	President, Chief Executive Officer and member of the Board of Directors for Bemis Company, Inc., a global flexible packaging company, since August 2014.
•
Executive Vice President and Chief Operating Officer for Bemis from November 2013 to August 2014. Group President for Bemis from May 2012 to October 2013. Vice President, Operations, for Bemis from 2004 to April 2012.

	•	President and Chief Executive Officer for Morgan Adhesives Company from 2000 - 2004.
	•	Held various positions with General Electric Company from 1980 - 2000, culminating in General Manager, Switch Gear Business.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Austen brings a broad strategic perspective as the top leader at Bemis Company where he serves as President and Chief Executive Officer. He is a talented leader in global manufacturing and operations with experience in global mergers, acquisitions and business integration. This experience is relevant to our business due to our international operations and growth initiatives.

	H. CHRIS KILLINGSTAD, 61	Director Since 2005
	•	President and Chief Executive Officer for Tennant Company since 2005.
	•	Vice President, North America, for Tennant from 2002 - 2005.
	•	Held various senior management positions with The Pillsbury Company, including Senior Vice President and General Manager, from 1990 - 2002.
	•	International Business Development Manager for PepsiCo Inc. from 1982 - 1990.
	•	Financial Manager for General Electric from 1978 - 1980.

Qualifications:
Mr. Killingstad, our President and CEO, through his work with General Electric, PepsiCo Inc. and The Pillsbury Company, as well as with the Company, has led global expansion and turnaround efforts and has developed expertise in the areas of product innovation, brand marketing and building strong leadership teams. He has also developed and grown start-up enterprises within a corporate environment, a skill that he is applying to the incubation of new and innovative products and technologies, including our water-based and other sustainable cleaning technologies business expansion.

	DAVID WINDLEY, 53	Director Since 2016
	•	President for IQTalent Partners, a professional services firm focused on talent acquisition, since September 2014.
	•	Executive Vice President, Chief Human Resources Officer, for Fusion-io, Inc., a computer hardware and software systems company, from October 2013 to August 2014.
	•	Executive Vice President, Chief Human Resources Officer, for Yahoo! Inc., a guide focused on making users' digital habits inspiring and entertaining from December 2006 to September 2012.
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General Manager, Human Resources, for Microsoft Corporation, a technology company whose mission is to empower every person and every organization on the planet to achieve more, from December 2003 to December 2006.

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Vice President Human Resources, Business Units, for Intuit Inc., a software company that develops financial and tax preparation software and related services for small businesses, accountants and individuals, from December 2001 to December 2003.

	•	Held various positions with Silicon Graphics, Inc., a manufacturer of high-performance computing solutions, from 1991 to 2001, culminating in Vice President, Human Resources.
	•	Chair of the Compensation Committee and member of the Governance and Executive Committees.
Qualifications:
Mr. Windley has extensive global human resources management, succession planning and executive compensation expertise from his executive roles with IQTalent Partners, Fusion-io, Inc., Yahoo! Inc. and Microsoft Corporation. His experience with leading technologies will be particularly valuable as we expand how we use digital technology in our products and in our go-to-market initiatives.

Board Tenure of Directors

Our Governance Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience to our Company and familiarity with the successes achieved and challenges it has faced over the years, while newer directors bring fresh perspectives and ideas. Tenure of our directors is as follows:

Tenure on Board	Number of Directors Serving After Annual Meeting
10+ years	3
5-9 years	3
Less than 5 years	2
Meeting Attendance
During 2016, our Board met on seven occasions. All directors attended at least 80% of Board and respective Committee meetings on which they serve.
As set forth in our Corporate Governance Principles, all members of our Board are encouraged to attend the annual meetings of shareholders. All then serving directors attended the 2016 Annual Meeting of Shareholders, except for Steven A. Sonnenberg who had a schedule conflict.
Director Independence
Our Board uses criteria established by the New York Stock Exchange (“NYSE”) and the Securities and

Exchange Commission to determine director independence. The Governance Committee reviews relevant information no less than annually to determine whether the Board members meet the applicable criteria. Our Board has determined that Mmes. Arvani and Eicher and Messrs. Austen, Mulligan, Shank, Sonnenberg, Wichmann and Windley are independent based on the standards referred to above.
The only relationships that exist between our directors and our Company or management are ordinary course of business commercial transactions involving the purchase of the Company’s products and product maintenance services by companies that employ certain of our directors or our purchase of products and services from companies that employ certain of our directors.

These transactions were considered by our Board in determining the independence of our directors.
For 2016, the Board considered the fact that the following non-employee directors are affiliated with entities that purchased goods and/or product maintenance services from us as follows: (i) Mr. Austen’s employer, Bemis Company, Inc., or its affiliates, in the approximate amount of $16,000; (ii) Ms. Eicher's employer, Innocor Inc., in the approximate amount of $1,900; (iii) Mr. Mulligan’s employer, General Mills, Inc., or its affiliates, in the approximate amount of $214,200; and (iv) Mr. Sonnenberg’s employer, Emerson Electric Company, or its affiliates, in the approximate amount of $112,400; such amounts were less than 2% of our and their respective employer’s gross revenues (which, in each case, are greater than $1 million) for the year.
Based on the relevant facts and circumstances, Ms. Eicher and Messrs. Austen, Mulligan and Sonnenberg do not have a material interest in these ordinary course of business transactions.
In addition, one of our non-employee directors is affiliated with an entity that has a business relationship with us where we purchase goods. The Board considered that the Company purchased various machine parts from subsidiaries of Emerson Electric Company, Mr. Sonnenberg’s employer, in the approximate amount of $159,000, and based on the relevant facts and circumstances, determined that Mr. Sonnenberg does not have a material interest in these ordinary course of business commercial transactions. In addition, the amount we paid to Emerson subsidiaries in 2016 was less than 2% of its gross revenues (which are greater than $1 million).
The Board was provided with this information and concluded that none of the relationships interfere with the independence of these directors or present a conflict of interest.
Board Leadership Structure
Our Board has four standing committees: Audit, Compensation, Governance and Executive. Each of the Board committees is comprised solely of independent directors with each committee having its own chair.
Our President and Chief Executive Officer (“CEO”), Mr. Killingstad, is a member of our Board. However, as was the case with his predecessor, he does not serve as Chair of the Board. He works closely with our Lead Director to set and approve the agenda of the Board meetings, to ensure that there is an appropriate flow of information to the Board, and to make sure that management properly and adequately addresses matters of interest to the Board.
Mr. Killingstad conducts the actual Board meetings but our Lead Director conducts the meetings of the Executive Committee of the Board, which consists of all non-employee directors. Currently, the positions of Lead Director and Chair of the Executive Committee are combined.
The Board appointed Steven A. Sonnenberg Chair of the Executive Committee and Lead Director in August 2016, replacing retiring director Stephen G. Shank who had held these positions since August 2009. Our Board’s criterion for Lead Director is that he or she must be an independent director appointed by the Board and elected by a majority of the full Board.
The role of the Lead Director is to provide independent leadership to our Board, act as a liaison between the non-employee directors and the Company and ensure that our Board operates independently of management.
The Lead Director is appointed for a one-year term and may serve successive terms, but our Board retains the right to remove or replace the Lead Director in its discretion. The person serving as Chair of the Executive Committee shall typically also be the Lead Director, unless our Board decides otherwise.
The principal responsibilities assigned to the Lead Director include:

•	Chairing the Board in the absence of our CEO;

•	Organizing and presiding over all executive sessions of our Board;

•	Serving as liaison between the non-employee members of the Board and our CEO;

•	In concert with our CEO and other directors, setting and approving the agenda for Board meetings, including approval of schedules to assure sufficient time for discussion of all agenda items;

•	In concert with our CEO and committee chairs, ensuring the appropriate flow of information to the Board and reviewing the adequacy and timing of materials provided to the Board;

•	Communicating to management as appropriate the results of private discussions among independent directors;

•	Holding one-on-one discussions with individual directors where requested by the directors or the Board;

•	Ensuring his or her availability for consultation and direct communication with major shareholders, if requested by such shareholders; and

•	Carrying out other duties as requested by our Board.
Our Board has chosen this leadership structure because it believes that it fosters good communication between management and the Board, provides strong independent leadership to oversee and challenge management and provides the optimal level of Board involvement in strategic decision making and risk oversight.
Board Oversight of Strategy and Risk
General
Our Board takes an active role in risk oversight of the Company both as a full Board and through its Committees. The agendas for our Board and Committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our operations, strategies and compensation plans.
Our Board meets in executive session at the beginning of and/or after the end of each regularly scheduled Board meeting. The executive sessions are used to assist our Board in carrying out its duties, including risk oversight. We believe that the process followed by our independent directors and led by our Lead Director provides an appropriate level of risk oversight by the Board.
Annual Risk Assessment Process
We conduct an annual enterprise-wide risk assessment. A formal report is delivered to our Audit Committee and to our Board each December. Risk assessment updates are provided at each regularly scheduled quarterly Audit Committee meeting and more frequently if requested by a Committee, our Board or recommended by management.
The objectives for the risk assessment process include (i) facilitating the NYSE governance requirement that our Audit Committee discuss policies around risk assessment and risk management, (ii) developing and addressing a defined list of key risks to be shared with our Audit Committee, Board and management, (iii) reviewing management’s risk mitigation efforts, (iv) determining whether there are risks that require additional or higher priority mitigation efforts, (v) facilitating discussion of the risk factors to be included in Item 1A of our Annual Report on Form 10-K, and (vi) guiding the development of the next year’s audit plans.
The risk assessment process is conducted by our outsourced internal auditor and through members of an internal risk committee (“Risk Committee”) consisting of senior level staff from the legal and finance departments and from the business functions. Together they (i) review our enterprise risk assessment process, (ii) conduct a detailed enterprise risk assessment, including a survey of key department and functional leaders from all geographies, (iii) communicate the results of the risk assessment, (iv) evaluate management’s past mitigation efforts, and (v) assess management’s preparedness to address the identified risks and recommend risk mitigation activities.
The process links the risk areas with our strategies, objectives and entity-level controls where senior management and global employees participate in risk identification and ranking and assessment of management preparedness to address identified risks. The risk profiles and current and future mitigating actions are discussed and refined during subsequent discussions with management. Any identified risks are prioritized based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence, after taking into account management's preparedness.
Non-Ordinary Course Expenditure Policy
To monitor transactions that could potentially expose us to risk, our Board has a formal delegation of authority policy for non-ordinary course expenditures which specifies areas for which Board review and approval are required.
Compensation Risk Review
Annually, our Compensation Committee reviews and discusses our executive and non-executive employee compensation policies, practices and designs regarding the appropriateness of the level of enterprise risk associated with our short-term and long-term incentive compensation plans and sales commission and incentive plans (collectively, “plans”). To assess whether the plans encourage unnecessary or excessive risk taking, the Compensation Committee considers the plan design philosophy, how the incentives are likely to impact employee behavior, the appropriateness of the plan metrics and what checks and balances exist to mitigate risks for inappropriate or fraudulent behavior.
In December 2016, management presented our Compensation Committee with its analysis of the risks associated with our compensation plans and with its conclusion that our compensation plans, practices and designs are not reasonably likely to have a material adverse effect on us. Our Compensation Committee discussed this conclusion with management.

Regarding the executive plans, the Compensation Committee considered that the compensation plans mitigate unnecessary risk taking in both design and by the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the performance goals related directly to the business plan are approved by the Board, and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creations, with a particular emphasis on longer-term value creation.
Board Committees
As mentioned above, we have four standing committees of our Board: Audit, Compensation, Governance and Executive. Membership on these committees is limited to independent directors.
Audit Committee
Our Audit Committee is comprised of Donal L. Mulligan (Chair), William F. Austen, Steven A. Sonnenberg and David S. Wichmann.
Our Board uses the listing standards of the NYSE to determine whether our Audit Committee members possess the requisite financial literacy to serve on the Committee. Our Board has determined that all Audit Committee members are financially literate and independent.
At least one member of our Audit Committee must have accounting or related financial management expertise as required by NYSE rules. Our Audit Committee endeavors to have at all times a member who qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.
Our Board has determined that Messrs. Mulligan and Wichmann, each with extensive experience in financial management and Mr. Wichmann being a certified public accountant, satisfy the requirements of an “audit committee financial expert” and that their expertise has been acquired through training and relevant experience.
Our Audit Committee operates under a written charter adopted by our Board, which was most recently amended on December 14, 2016. Our Audit Committee is required to meet no less than four times throughout the year and in 2016 met on eleven occasions.
The primary functions of our Audit Committee are to oversee:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications, independence and performance;

•	The performance of our internal audit function;

•	Our system of internal controls over financial reporting;

•	Our risk assessment and management policies; and

•	Significant financial matters.
Compensation Committee
Our Compensation Committee is comprised of David Windley (Chair), Azita Arvani, William F. Austen, Carol S. Eicher, Stephen G. Shank and David S. Wichmann, all of whom meet the criteria for independence under the NYSE listing standards, Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
Our Compensation Committee operates under a written charter adopted by our Board, which was most recently amended on August 14, 2013. Our Compensation Committee is required to meet no less than two times throughout the year and in 2016 met on four occasions.
The primary functions of our Compensation Committee are to assist us in maximizing shareholder value by ensuring that executive officers are compensated in accordance with our philosophy, objectives and policies. Specifically, our Compensation Committee has established a total compensation policy that:

•	Supports our overall strategy and objectives;

•	Attracts and retains key executive officers;

•	Links total compensation to financial performance and the attainment of strategic objectives;

•	Provides competitive total compensation opportunities at a reasonable cost while enhancing short-term and long-term shareholder value creation;

•	Does not incent risk-taking behavior that would be likely to have a material adverse effect on our Company; and

•	Provides transparency consistent with good corporate governance practices.
Our Compensation Committee sets the compensation for our executive officers and evaluates their compensation against performance goals and objectives. The Committee also reviews management’s process for assessing whether incentive compensation plans for both executive and non-executive employees are likely to have a material adverse effect on our Company.

In addition, the Committee recommends pay levels for non-employee directors for approval by our full Board. Given the inherent conflict of directors setting their own pay levels, these recommendations take into consideration external market information, primarily in the form of competitive market data, received from the Committee's outside compensation consultant.
Use of Outside Compensation Consultants
Our Compensation Committee engages outside consultants to assist it in the performance of its duties.
From 2008 until 2016, the Committee used Aon Hewitt ("Hewitt") as the Company's independent compensation consultant. On August 16, 2016, the Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to advise it on 2017 executive officer and non-employee director compensation. It selected Pearl Meyer because it has one of the world’s largest global executive compensation operations and provides executive compensation expertise in the areas of tax, regulatory compliance, corporate governance, plan design and competitive intelligence regarding compensation plans and comparative metrics. Hewitt and Pearl Meyer's services included (i) making recommendations regarding the form and amounts of executive officer and non-employee director compensation, (ii) providing market and performance data as a backdrop to the Committee’s decisions regarding executive officer and non-employee director compensation, and (iii) advising the Committee as to best practices and recent legal, governance and regulatory considerations regarding executive officer and non-employee director compensation.
The outside consultants report directly to our Compensation Committee and work collaboratively, as directed by the Chair of the Committee, with management. Our Compensation Committee annually evaluates the ability of the outside consultants to provide independent advice. For 2016, the Committee concluded that Hewitt and Pearl Meyer were independent with respect to the services they respectively provided to the Committee because (i) they reported directly to the Committee, (ii) the Committee could solicit advice and consultation from them without management’s direct involvement and (iii) all of the services provided by them in 2016 were at the request of the Committee.
In addition, our Compensation Committee assessed the independence of both of the outside consultants pursuant to the Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent either outside consultant from independently advising the Compensation Committee.
Our Compensation Committee has established a process to limit potential conflicts of interest should management desire to seek advice from the Committee’s retained outside consultant for non-executive compensation matters. Specifically, the Committee determined that if management desires to use the outside consultant to provide any advice on non-executive compensation matters, the outside consultant shall contact the Chair and inform the Chair of such request for non-executive compensation services.
The Committee delegated to the Chair the authority to make a decision as to whether the service is appropriate. The Chair is required to inform the Committee of any such request or approval granted no later than at the next scheduled meeting of the Compensation Committee.
The outside consultants, no less than annually, must provide a summary to the Committee describing any non-executive compensation services provided to our Company. No such services were provided in 2016.
Additional information about the role of the outside consultant is set forth below under “Compensation Discussion and Analysis, Compensation Determination Process.”
Governance Committee
Our Governance Committee is comprised of Carol S. Eicher (Chair), Azita Arvani, Donal L. Mulligan, Stephen G. Shank, Steven A. Sonnenberg and David Windley.
Our Governance Committee operates under a written charter adopted by our Board, which was last amended on August 17, 2016. Our Governance Committee does not have a required number of meetings. In 2016, our Governance Committee met on three occasions.
The primary purpose of our Governance Committee is to:

•	Assist our Board in identifying individuals qualified to become Board members;

•	Determine the composition of our Board and its Committees;

•	Lead our Board in its annual review of the Board’s performance and coordinate its peer review process;

•	Regularly review and, when applicable, recommend to our Board changes to our Corporate Governance Principles, Articles of Incorporation, By-Laws and certain Board committee charters; and

•	Assist our Board in understanding and complying with new corporate governance laws, regulations and policies affecting our Company.
Executive Committee
Our Executive Committee is comprised of Steven A. Sonnenberg (Chair), Azita Arvani, William F. Austen, Carol S. Eicher, Donal L. Mulligan, Stephen G. Shank, David S. Wichmann and David Windley, constituting all of the independent, non-employee directors. Mr. Sonnenberg, as Chair of the Executive Committee and Lead Director, presides at the Executive Committee meetings.
Our Executive Committee operates under a written charter adopted by our Board which was last amended on August 17, 2016. Our Executive Committee is to meet no less than four times throughout the year and in 2016 met on five occasions at the beginning of and/or following each regularly scheduled Board meeting and at the end of one special Board meeting, which constitute executive sessions.
The primary purpose of our Executive Committee is to review such matters and take such actions as are appropriate to be reviewed or taken by the non-employee directors of our Board. Any Executive Session held at the beginning of a regularly scheduled Board meeting generally is used to discuss the Board's priorities and focus on the agenda topics for that meeting. The Executive Session held following a regularly scheduled Board meeting is used to, among other things, assess the quality of the meetings and to collect feedback for our Lead Director to present to our CEO and management. Such feedback includes any requests for specific information to the oversight and focus on our long-term strategic direction, the annual review of our CEO’s performance, setting our CEO’s compensation, review and approval of our management succession plan and review and assessment of the risks and opportunities inherent in our strategic decision making. In addition, our Executive Committee formulates feedback to be provided by our Lead Director to management after each meeting. Such feedback includes future agenda items, requests information and other recommendations.
Board and Committee Self-Evaluation Process

In accordance with our Corporate Governance Principles, which are available on our website at www.tennantco.com, the Board and its Committees conduct an annual performance evaluation where the following processes are followed:

•
Annually in October, Board members complete a detailed questionnaire which asks for quantitative ratings and subjective comments in key areas covering Board and Committee matters. Responses are collected by our General Counsel's office and a compilation of all the responses is provided to the Governance Committee. In addition, management prepares a response memorandum to the Chair of the Governance Committee. Upon review by the Governance Committee, the compilation of responses and management's response memorandum are provided to the Board and each Committee for review and discussion in executive session during the December or February Board and Committee meetings. Each Committee provides an evaluation summary to the full Board in executive session at that December or February Board meeting. Feedback is then provided to management through the Lead Director.

•
Board members periodically conduct an evaluation of their peer directors by completing a subjective questionnaire. Responses are provided directly to the Lead Director. The Lead Director then communicates with individual directors to provide feedback received from their respective evaluations. This peer review process was conducted in the fall of 2016.

Board and Committee Member Nominations and Appointments
Committee Appointments
Our Board appoints members of its Committees at least annually upon recommendation of our Governance Committee after taking into account the desires, experiences and expertise of individual directors, the recommendations of our CEO and the benefits of rotating Committee membership.
Director Nomination Process
Our Governance Committee is responsible for recommending nominees for election to our Board. As required by our Corporate Governance Principles, this Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of individual members. The Committee must also balance the composition of our Board, as a whole, with the needs of our Company.

Our Governance Committee reviews all director nominees and recommends to our Board those persons whose attributes it believes are most beneficial to our Company.
The Committee’s assessment of each director nominee takes into consideration the needs of our Board, the ability to effectively represent the shareholders and stakeholders generally, as well as the following attributes:

•	Experience	•	Skills
•	Diversity	•	Competence
•	Integrity	•	Dedication
Our Board does not have a written policy with regard to the consideration of diversity in identifying director nominees; however, as indicated above, diversity is one of the factors that our Board takes into consideration when assessing director nominees. In that regard, our Board defines “diversity” broadly to include race, gender, national origin, functional experience, geographic representation and personal skills and attributes.
Our Board looks for candidates who have public company experience, have a history of demonstrating strong and ethical leadership, are sufficiently senior and adept at understanding and evaluating strategic, financial and operational risks and have the expertise to create a well-rounded board.
Our Board has sought to identify, appoint and nominate for shareholder approval candidates with expertise in global expansion, global sales and marketing, mergers and acquisitions, manufacturing and operations, process improvement, financial expertise, executive compensation, organizational change and talent management, corporate governance and experience in digital and disruptive technologies.
The Committee also considers our Corporate Governance Principles, which include the following factors when considering director nominees:

•	The size of our Board	•	Other board service
•	Directors with job changes	•	Retirement
•	Director terms	•	Independence matters
Once a recommendation is made by our Governance Committee, it is reviewed by our full Board. In making its decision to nominate directors, our Board considers all of the above factors.

Shareholder Nominations
Our Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations must be accompanied by a sufficiently detailed description of the candidate’s background and qualifications.
The Committee will evaluate the candidate using the same aforementioned criteria. To recommend a qualified candidate, shareholders should write to the Chair of the Governance Committee at our principal executive office listed below.
If a shareholder wishes to nominate a director other than a person nominated by our Board of Directors, under our Restated Articles of Incorporation a shareholder of record must submit to our secretary a written request that a person’s name be placed in nomination. This request must be received not less than 75 days prior to the date fixed for the meeting, along with the written consent of the proposed nominee to serve as a director.
Communication with the Board of Directors
All interested parties, including shareholders, may communicate with the independent members of our Board by writing to our Lead Director at:
ATTN: General Counsel, Mail Drop #29
Tennant Company
701 North Lilac Drive
P. O. Box 1452
Minneapolis, MN 55440-1452
All of the communications will be delivered to our General Counsel who will forward communications to our Lead Director to address the matter.
Committee Charters and Other Governance Documents
All four standing Committee Charters, as well as other governance documents including our Corporate Governance Principles and Business Ethics Guide, are available online by following these instructions:

•	Go to our website at www.tennantco.com

•	Click on “Company”

•	Click on “Investors”

•	Click on “Governance”

•	Click on “Governance Documents”

Director Compensation for 2016
In February 2015, the Board approved the following non-employee director compensation, which remained unchanged for the Board Year (the period between annual shareholders’ meetings) commencing with the 2016 annual shareholders’ meeting:

Component of Pay	Board Year Compensation
Board Retainer	$55,000 annually, paid in cash
Committee Member Retainer	Audit: $15,000 annually, paid in cash Compensation: $6,000 annually, paid in cash Governance: $5,000 annually, paid in cash
Additional Committee Chair Retainer	Audit: $10,000 annually, paid in cash Compensation: $10,000 annually, paid in cash Governance: $5,000 annually, paid in cash
Additional Lead Director Retainer	$20,000 annually, paid in cash
Annual Equity Grant	Restricted Stock: $50,000, grant date fair market value Stock Options: $50,000, grant date fair market value
Retainers may be paid in cash or elected to be deferred under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. For additional information on this plan, see the Non-Qualified Deferred Compensation discussion under “Compensation Discussion and Analysis, Compensation Elements, Other Plans, Agreements and Special Payments, Non-Qualified Deferred Compensation.”
All compensation paid to our directors who join the Board between annual shareholder meetings is pro-rated for partial years of Board service.
This non-employee director compensation package is reviewed periodically by our Compensation Committee and our Board using external data derived from the outside compensation consultant’s review of proxy and survey data from the same sources as used in the executive compensation determination process. See “Compensation Discussion and Analysis, Compensation Determination Process.”
Our Board has adopted a stock ownership goal for non-employee directors of five times their annual cash retainer paid by our Company, to be attained within five years from the date of election to our Board. Progress toward these ownership grants is measured once each year at the time of the February Board meeting.
Ownership levels are calculated by adding (i) the value of the shares held directly by the director, (ii) the estimated after-tax value of restricted shares, and (iii) the potential gains from vested options, as of the close of market on December 31 of the year immediately preceding the year of calculation. Directors who have served on our Board for five years or more have achieved their goals. Newer Board members are on pace for achieving their ownership targets within the five-year period.

The table below summarizes compensation paid to each person who served as a non-employee director for the year ended December 31, 2016:
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	Total ($)
Azita Arvani	$66,000	$49,996	$50,003	—	$165,999
William F. Austen	$76,000	$49,996	$50,003	—	$175,999
Carol S. Eicher	$71,000	$49,996	$50,003	—	$170,999
Donal L. Mulligan	$88,634	$49,996	$50,003	—	$188,633
Stephen G. Shank	$96,000	$49,996	$50,003	$577	$196,576
Steven A. Sonnenberg	$88,847	$49,996	$50,003	—	$188,846
David S. Wichmann	$76,000	$49,996	$50,003	—	$175,999
David Windley	$72,666	$59,536	$59,560	—	$191,762
____________________

(1)	Includes annual and mid-year retainers and fees to committee members and chairs earned or paid in cash, even if any amounts were deferred.

(2)
The valuation of stock and option awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Footnote 17 - “Share-Based Compensation” to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016, for the assumptions used in such valuation.

(3)	The table below shows the aggregate number of stock awards and option awards held by each person as of December 31, 2016.
OUTSTANDING STOCK AND OPTION AWARDS

Name	Outstanding Shares (#)	Outstanding Options (#)
Azita Arvani	4,028	11,392
William F. Austen	10,860	22,956
Carol S. Eicher	8,579	19,915
Donal L. Mulligan	6,578	17,247
Stephen G. Shank	19,463	20,518
Steven A. Sonnenberg	12,773	22,518
David S. Wichmann	7,070	17,903
David Windley	1,096	4,245

(4)	Amount includes above-market earnings on non-qualified deferred compensation, using 120% of the applicable federal long-term rate as the basis for market earnings.

Director Compensation for 2017
No changes were made to non-employee director compensation for 2017.
ITEM 1 - ELECTION OF DIRECTORS
At the Annual Meeting, two directors are to be elected. If elected, each will serve a three-year term to expire at the time of the Annual Meeting in 2020 and, in each case, until their successors are elected and have qualified. Each nominee has expressed his or her willingness to serve. In the event that any of the nominees is not a candidate at the Annual Meeting, it is the intention of the named Proxies on the Proxy Card to vote in favor of the remaining named nominees and to vote for a substitute nominee selected by our Governance Committee.
Our Board, upon recommendation of our Governance Committee, has designated Carol S. Eicher and Donal L. Mulligan as nominees for election at the 2017 Annual Meeting to serve a three-year term expiring in 2020.
Our Board of Directors, upon recommendation of our Governance Committee, recommends a vote FOR each of the director nominees.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM INFORMATION
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements, certain audit-related services, tax services and all other fees paid to KPMG for the years ended December 31, 2016 and 2015:

Description of Fees	2016 Amount	2015 Amount
Audit Fees(1)	$1,235,000	$1,292,221
Audit-Related Fees	—	—
Tax Fees(2)	350,000	300,874
All Other Fees(3)	—	14,291
Total	$1,585,000	$1,607,386
____________________

(1)
Audit Fees for 2016 and 2015 include professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews, statutory audits of certain of our international subsidiaries and the audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees for 2016 and 2015 consisted primarily of international tax compliance and consulting services.
(3) All Other Fees for 2015 consisted primarily of miscellaneous international services.
Our Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on our website as an exhibit to the Audit Committee charter. All audit-related, tax and other non-audit services were performed in compliance with the Pre-Approval Policy. Our Audit Committee has determined that the provision of the above non-audit services did not impact the independence of our independent registered public accounting firm.
Audit Committee Report
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, which is KPMG. Our Audit Committee and the Board of Directors believe that the retention of KPMG is in the best interest of the Company and its investors.
Our Audit Committee’s meetings are designed to facilitate and encourage private communication between the Committee and KPMG. In addition, the Committee complied with its charter responsibilities and reviewed and discussed the audited consolidated financial statements with management. Our Audit Committee discussed with KPMG the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.
KPMG also provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and the Committee discussed with KPMG the firm’s independence.
Based upon the Committee’s discussion with management and KPMG and the Committee’s review of audited consolidated financial statements and the report of KPMG to the Committee, the Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.
Members of our Audit Committee
Donal L. Mulligan (Chair)    William F. Austen
Steven A. Sonnenberg David S. Wichmann

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, the shareholders will vote on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017.
KPMG is an independent registered public accounting firm that has audited our accounts annually since 1954. The Audit Committee is responsible for the appointment, compensation and oversight of KPMG and believes that the retention of KPMG is in the best interests of the Company and its shareholders.
We have been advised that a representative of the firm will be present during the virtual Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.
Our Board of Directors, upon recommendation of our Audit Committee, recommends a vote FOR ratification of KPMG LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION INFORMATION
Compensation Discussion and Analysis
The Compensation Committee of our Board (the “Committee”) administers and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and footnote disclosure setting forth the compensation of the following executive officers (referred to as the “Named Executives”):

•	H. Chris Killingstad, President and Chief Executive Officer;

•	Thomas Paulson, Senior Vice President, Chief Financial Officer;

•	Richard H. Zay, Senior Vice President, The Americas;

•	Heidi M. Wilson, Senior Vice President, General Counsel and Secretary; and

•	Jeffrey C. Moorefield, Senior Vice President, Global Operations.
Overview of 2016 Performance
We are an industry leader focused on growing through innovative products, geographic expansion and serving new markets. We began investing behind our stated goal to reach $1 billion in sales and a 12% operating profit margin in 2013 and made considerable progress on both goals during 2014 and the first part of 2015. Our growth slowed at the end of 2015 and throughout 2016 due to a challenging, low-growth economic environment. As a result, in 2016 we missed our plan for top line growth. That said, we continued to successfully manage our expenses focusing on cost controls and improving efficiencies, which resulted in spending below our 2016 annual operating plan. We also continued to invest in growth strategies by making two small acquisitions, one of a floor coatings business in the US and the other of our long time Mexico distributor based in central Mexico, and we completed the divestiture of our Green Machines™ business.
When determining the level of achievement of the target metrics, the design of our incentive plans (as more fully described under “Key Compensation Decisions for 2016” below) automatically adjusts for unfavorable and extraordinary items of the type which negatively impact our financial results. Our 2016 incentive plans were designed with the expectation that there would be a certain level of continued adverse impact due to foreign currency exchange transactions and translation. Although our 2016 Operating Profit in dollars and as a percentage of net sales as reported exceeded the prior year and our 2016 annual operating plan, the Committee reduced the Operating Profit results by the amount which the foreign currency exchange impact was less unfavorable than contemplated when the targets were set. As reflected below, this led to a payout of 92.2% of the target bonus under the 2016 Short-Term Incentive Plan (“STIP”) and 62% of the target shares under the 2014-2016 Long-Term Incentive Plan (“LTIP”).

Performance Measure	Plan	2014	2015	2016	Change (2016 vs. 2015)
Net Sales ($ in millions)	STIP	$822	$812	$809	0.4% decrease
Incentive OP$ ($ in millions)	STIP	$72.1	$70.3 (1)	$66.7(3)	5.1% decrease
Incentive OP%	STIP	8.8%	8.7% (1)	8.3%(3)	40 basis point decrease
Incentive ROIC	LTIP	33.4%	33.4% (2)	29.6%(4)	380 basis point decrease
(1) Excludes restructuring charges and a non-cash long-lived asset impairment charge relating to the divestiture of the Green MachinesTM outdoor cleaning line in accordance with the reconciliation included in the supplemental non-GAAP Financial Table in our earnings release for the year ended December 31, 2015, as filed with the SEC on a Form 8-K on February 23, 2016. Also excludes the incremental portion of the unfavorable impact of foreign currency in excess of the impact anticipated and included in the Company’s 2015 operating plan and 2015 pre-established STIP target.
(2) Excludes restructuring charges and a non-cash long-lived asset impairment charge relating to the divestiture of the Green Machines outdoor cleaning line in accordance with the reconciliation included in the supplemental non-GAAP Financial Table in our earnings release for the year ended December 31, 2015, as filed with the SEC on a Form 8-K on February 23, 2016. Also excludes the unfavorable impact of foreign currency exchange in 2015 which was originally assumed to be immaterial in the 2014 pre-established LTIP target.

(3) Excludes the effects of the acquisition of assets of the Florock Polymer Flooring brand (“Florock”) as disclosed in our earnings release for the year ended December 31, 2016, as filed with the SEC on a Form 8-K on February 23, 2017. In addition, consistent with the incentive plan design, Operating Profit performance was reduced by $1.8 million, which reflected the amount by which the foreign currency exchange impact was less unfavorable than contemplated in the 2016 pre-established STIP target.
(4) Excludes the effects of the divestiture of the Green Machines outdoor cleaning line and the acquisition of assets of Florock as disclosed in our earnings release for the year ended December 31, 2016, as filed with the SEC on a Form 8-K on February 23, 2017. In addition, excludes the 2016 financial benefit impact on Operating Profit from the 2015 restructuring actions. Also excludes the unfavorable impact of foreign currency exchange in 2016 which was originally assumed to be immaterial in the 2014 pre-established LTIP target.
Compensation Objectives
Our overall objective is to align executive compensation with the short-term and long-term operating goals of our Company and the interests of our shareholders.
We seek to offer a program that provides a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies. Our compensation programs take into account that an executive’s actual compensation level may be greater or less than average competitive levels based on our annual and long-term financial performance against pre-established goals, the individual’s performance and the individual’s scope of responsibilities.
Specifically, our compensation programs adhere to the following design philosophy and principles:

•	Create a relationship between pay and performance by providing a strong link between our short-term and long-term business goals and executive compensation;

•	Attract and retain high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return;

•	Motivate executive officers to achieve our goals by placing a significant portion of pay at risk;

•	Align the interests of executive officers with those of our shareholders by providing a significant portion of compensation in stock-based awards; and

•	Discourage risk-taking behavior that would likely have a material adverse effect on our Company.
The Company interpreted the response of our shareholders to the advisory "say-on-pay" vote received at last year's annual shareholders meeting, where 98.2% of the shares voted for the resolution, as strong support of our compensation philosophy, design and decisions.
Pay for Performance / Shareholder Return
The Committee works closely with its outside consultant to evaluate our compensation programs and ensure adherence to the Company's compensation philosophy of realizable pay for performance.
To that end, Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Company's current independent compensation consultant, assessed the relationship between total realizable pay (as defined below) and our Total Shareholder Return (TSR) for the three-year period ended December 31, 2015. This approach uses the most recent period coinciding with our fiscal year end for which corresponding peer group compensation data is also available. The analysis aims to understand the degree of alignment between total compensation delivered to Named Executives during the review period and our performance relative to our peer group as identified in the “Comparator Group” section below. “Total realizable pay” for our Named Executives is defined as the sum of the following components:
•Actual base salaries paid over the three-year period;
•Actual short-term incentive awards paid for the three-year period;
•The Black-Scholes value, as of December 31, 2015, of any stock options granted over the three-year period;
•The value, as of December 31, 2015, of restricted shares granted over the three-year period; and

•	The value, as of December 31, 2015, of performance restricted stock units earned for actual performance for cycles ending in 2013, 2014 and 2015.
For peer companies, realizable pay also includes cash-based long-term incentive plan payouts for cycles that ended within the three-year review period.

Pearl Meyer’s analysis, as illustrated in the chart below, indicates that realizable pay, for our CEO and other Named Executives, was generally aligned with relative TSR. Realizable pay for the three-year period for our CEO approximated the 65th percentile, while realizable pay for Other Named Executives (excluding the CEO) was more conservative and approximated the 40th percentile. Our TSR over the same period of time approximated the 65th percentile.
Pearl Meyer also noted that three non-CEO executives covered under this analysis were not Named Executives for all of 2013 through 2015. As we provide target pay opportunities for our Named Executives that are competitive with proxy-reported executives of our peer companies, we expect competitive positioning on realizable pay to more closely approximate our relative TSR performance.

100%
50%
0%
3-Yr Realizable Pay Percentile (2013-2015)
CEO
Other NEOs
0%
50%
100%
Relative 3-Yr TSR Percentile as of 12/31/2015

In addition, we have historically returned significant value to shareholders. The one-year total shareholder return improved in 2016, reflecting our strong operating fundamentals despite a struggling global economy. The three year total return was 9.1% and the five-year total shareholder return was 96.1%. In October 2016, we increased our quarterly cash dividend by 5%, marking the 45th consecutive year that we have increased our annual cash dividend payout. Also, in 2016 we purchased approximately 250,000 shares of our common stock at a cost of $13 million.

The following graph compares the cumulative total shareholder return on our common stock to two indices: S&P SmallCap 600 and Morningstar Industrials Sector. The graph below compares the performance for the last five fiscal years, assuming an investment of $100 on December 31, 2011, including the reinvestment of all dividends.

5-YEAR CUMULATIVE TOTAL RETURN COMPARISON

Role of the Committee in the Compensation Process
The Committee ensures that our executive compensation and benefit programs are consistent with our compensation philosophy and other corporate goals and makes decisions regarding our Named Executives’ compensation and, subject to final approval from our Executive Committee, our CEO’s compensation. It is responsible for approving our Named Executives’ base salary, short-term and long-term variable pay (together, "Total Direct Compensation") and analyzing other benefits and perquisites for executive officers.
Compensation Determination Process
The Committee typically meets three or four times a year to consider various aspects of executive officer and non-employee director compensation. In 2016, the Committee met four times. Among other things, it decides how to allocate each executive's Total Direct Compensation and determines the target level of Total Direct Compensation for each executive. The Committee seeks to set Total Direct Compensation and the allocation between each element so that it is consistent with our compensation objectives.
The Committee conducts a comprehensive review of Named Executive compensation in February of each year at which time it sets the executive officers’ Total Direct Compensation. As part of the review, the Committee receives external reference data, primarily in the form of competitive market data, from its outside compensation consultant. From 2008 until 2016, the Committee used Hewitt to provide such external market information. On August 16, 2016, the Committee retained Pearl Meyer. See discussion regarding “Use of Outside Compensation Consultants” under the “Compensation Committee” description.
In setting compensation for 2016, the Committee reviewed competitive market data drawn from the proxy data of the respective comparator group identified below, the survey data from the Aon Hewitt Total Compensation MeasurementTM database (“Survey Data”) and Hewitt’s analysis of the collected data. In addition, the Committee considers internal data, including (i) each executive officer’s performance, tenure, experience, management capabilities and contributions to our operations, and (ii) the tactical and strategic value to us of specific skill sets of certain key executives. When assessing our CEO’s compensation, the Committee and Executive Committee evaluate our Company’s financial performance against that of peer companies, our CEO’s performance against goals, strategic development of our Company and our CEO’s self-evaluation of his own performance.
In connection with the processes outlined above, for 2016, our Senior Vice President, Global Human Resources, provided input on the job scope of each executive officer, including her own, and facilitated the gathering of the market data used by the outside consultant. However, the outside consultant conducted the analysis, reviewed the information in advance with the Chair of the Committee and reviewed management's compensation recommendations with the Committee. Our Senior Vice President, Global Human Resources, is available for questions at the Committee meeting when the compensation of the executive officers, except our CEO, is discussed, but plays no role in determining her own compensation. The outside consultant independently met alone with the Committee, without the presence of members of management, when the compensation of the CEO was discussed.
Comparator Group
The comparator group used for benchmarking Total Direct Compensation for our Named Executives and for our non-employee director compensation is comprised of companies that (i) have annual revenues approximately in line with ours, (ii) have a global presence and (iii) are in the same general industry as us. At least annually, the outside compensation consultant assesses the comparator group to determine if the members still meet the Committee’s criteria and if not, recommends that the Committee consider changes to the comparator group. The Committee reviews the information about the comparator group and makes changes where necessary to assure the comparator group meets its criteria. The Committee believes that this process to determine a relevant comparator group is appropriate and reflects best practice.
As part of the Committee's regular review of the comparator group to assure that the included companies continue to meet the criteria described above, in December 2015, in setting the 2016 comparator group for benchmarking Total Direct Compensation, they decided to remove Hardinge Inc. because it had a significant drop in revenue and market cap size.

As a result, the 19 companies that made up our 2016 comparator group at the time the Committee established 2016 executive and non-employee director compensation were:

Actuant Corporation	Graco Inc.
Altra Industrial Motion Corp.	H.B. Fuller Company
Barnes Group Inc.	Minerals Technologies Inc.
Briggs & Stratton Corporation	Nordson Corporation
Chart Industries, Inc.	Standex International Corporation
Circor International, Inc.	The Middleby Corporation
Clarcor Inc.	The Toro Company
Columbus McKinnon Corporation	Tredegar Corporation
Esco Technologies, Inc.	Watts Water Technologies, Inc.
Gorman-Rupp Co.
In December 2016, as part of the Committee’s regular review of the comparator group to assure that the included companies continue to meet the criteria described above, they decided to remove H.B. Fuller Company and Minerals Technologies Inc. from the comparator group for benchmarking Total Direct Compensation in 2017 in order to better reflect the Company’s industry and business mix, and to add Alamo Group, Inc., Donaldson Company and Federal Signal Corp. for their industry, business mix and revenue size.
Additional Factors Considered in Setting Compensation Levels
Our compensation strategy is to target compensation levels within a competitive range of our comparator group at approximately the 50th percentile in cash compensation (base salary plus short-term incentive) and the 75th percentile for long-term incentive, positioning Total Direct Compensation between the 50th and 75th percentile. The Committee believes that this strategy provides sufficient short-term compensation to attract and retain competitive talent, but also places a sufficiently large share of compensation in the form of equity and variable performance-based pay to drive long-term performance goals. Changes in target incentive amounts for the Named Executives from 2015 to 2016 were made to align each Named Executive's Total Direct Compensation levels with these competitive ranges.
In addition, as part of the process in setting Total Direct Compensation each year, the Committee determines the relative mix for each Named Executive between fixed compensation and variable compensation, as well as cash versus equity compensation, keeping in mind our compensation objectives. Over the past several years, the Committee has increased the relative proportion of each executive officer’s variable and equity compensation in an effort to increase the amount of the executive officer’s Total Direct Compensation that is at risk and tied to performance. This reflects the Committee’s belief that as an executive officer’s scope and level within the organization increases so does their ability to impact our financial results and increase shareholder value.

The following chart provides information about the fiscal year 2016 target Total Direct Compensation mix for our CEO individually and the average of the other four Named Executives.

Total Direct Compensation Mix

Compensation Elements

We seek to achieve our compensation objectives using the following elements of compensation in our various short- and long-term compensation plans:

ELEMENT	TYPE	TERMS
Cash	Salary	The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market conditions, performance and internal equity.
Short-Term Incentive
Provides the opportunity for competitively based annual cash incentive awards for achieving the Company’s, or relevant business unit’s, short-term financial goals and other strategic objectives measured over the current year.

Perquisites
Annual gross perquisite allowance ranging from $12,000 to $25,000 in lieu of providing benefits such as financial planning, automobile expenses and club membership dues. Executive medical examinations are made available.

Long-Term Incentive Compensation (100% Equity)	Restricted Stock (represents 20% of total annual award)	Restricted Stock generally vests three years from the grant date. Dividends are accumulated on Restricted Stock during the vesting period and paid in cash only on vesting.
	Performance-Based Restricted Stock Units (PRSUs) (represents 40% of total annual award)	The performance period for PRSUs is three years. Payment is variable based on the relative achievement of pre-set financial goals. PRSUs are paid in shares of Tennant common stock on settlement.
	Non-qualified Stock Options (represents 40% of total annual award)	Stock Options generally vest in equal installments over three years from the grant date and have a ten-year term.
	Time-Based Restricted Stock Units (RSUs) (used for one-time grants outside of LTIP program)	RSUs generally vest two or three years from the grant date. RSUs are paid in shares of Tennant common stock on settlement.
Retirement	Retirement Savings Plan
A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, receive a Company matching contribution and receive a profit sharing contribution based on Company performance for a given year.

	Supplemental Retirement Savings benefits (provided under the Tennant Non-Qualified Deferred Compensation Plan)	Extends an individual’s retirement savings, on a non-qualified basis, for compensation in excess of the tax code limitations under the same terms as the Retirement Savings Plan.

Key Compensation Decisions for 2016

The following table reflects year-over-year changes in each element of target Total Direct Compensation for our Named Executives. Adjustments were made to the target payout as a percentage of base salary for STIP and LTIP for certain of the Named Executives in order to remain within the competitive target compensation range of our comparator group.

			STIP		LTIP
	Base Salary		(Target Payout as a % of Base Salary)
POSITION	2015	2016	2015	2016	2015	2016(2)
President and CEO	$707,795	$707,795	120%	120%	320%	320%
Senior Vice President, Chief Financial Officer	$400,480	$400,480	70%	70%	175%	175%
Senior Vice President, The Americas	$313,120	$313,120	55%	60%	125%	145%
Senior Vice President, General Counsel and Secretary	$311,771	$311,771	50%	55%	115%	125%
Senior Vice President, Global Operations	(1)	$300,000	(1)	55%	(1)	125%
(1) Our Senior Vice President, Global Operations, was not a Named Executive in 2015.
(2) Due to timing, the 2016-2018 LTIP was calculated with the Committee-approved base salary increases, which management did not accept due to cost control measures.
Base Salary
Although the Committee approved salary increases for the Named Executives, given the uncertain economy and other cost control measures being taken throughout the Company, the Named Executives chose not to accept a salary increase in 2016.
Incentive Compensation Metrics
Our incentive compensation plans are designed to reward our Named Executives for our Company’s achievement against key financial performance metrics. Each of the metrics used in the compensation granted in 2016 is defined below:
•Incentive Operating Profit in dollars ("Incentive OP$") is determined by measuring our reported net sales minus operating expenses, which includes the cost of sales, research & development expenses and selling & administration expenses, and excludes certain extraordinary or non-operational items, if any;
•Incentive Operating Profit as a percentage of net sales ("Incentive OP%") is determined by dividing Incentive OP$ by our reported annual net sales;
•Incentive Return on Invested Capital ("Incentive ROIC") is defined as: Incentive OP$ / (Total Assets - Cash - Short-Term Investments) - (Total Liabilities - Debt); and
•Average Organic Revenue is defined as our reported annual net sales excluding the impact of foreign currency exchange and divestitures and acquisitions, when applicable, for each of the three years in the performance period divided by three.
With respect to OP$ and OP%, the Committee has authority to interpret our incentive plans and adjust the metrics and take other actions in its sole discretion to assure that the plans operate consistently with the Committee’s goals. The plans were designed such that when calculating the relative achievement of the metrics on an annual basis, certain unfavorable extraordinary or non-operational items are automatically excluded. The Committee may then exercise negative discretion to disallow each adjustment and exclude any other favorable items.
In 2016, our Incentive OP$ and OP% excluded the impact of the Company’s acquisition of Florock and, consistent with the incentive plan design, was reduced by $1.8 million, which reflected the amount by which the foreign currency exchange impact was less unfavorable than contemplated. For additional information, see "Overview of 2016 Performance" in this Proxy Statement.

The following table provides a reconciliation from US GAAP amounts to Incentive OP$ and OP% in 2016:

2016	OP$	OP%
Operating Profit, As Reported	$68,500,000	8.5%
Florock Acquistion Adjustment	($49,000)
Incremental Foreign Currency Adjustment	($1,800,000)
Incentive Operating Profit	66,700,000	8.3%
For purposes of calculating the payout of the Performance-Based Restricted Stock Units ("PRSUs") under the 2014-2016 LTIP, the Incentive ROIC excluded the effects of the divestiture of the Green Machines™ outdoor cleaning line and the acquisition of assets of Florock. In addition, it excluded the 2016 financial benefit impact on Incentive OP$ from the 2015 restructuring actions. Finally, the Incentive ROIC calculation also excluded the unfavorable impact of foreign currency exchange which was originally assumed to be immaterial in the 2014 pre-established LTIP target. The following table provides a reconciliation from US GAAP amounts to Incentive OP$ in 2016, which are used in calculating Incentive ROIC.

	2014	2015	2016	3-year Simple Average
Operating Profit, As Reported	$72,100,000	$53,200,000	$68,500,000
Restructuring Charge Adjustment	—	$3,700,000	—
Impairment Charge Adjustment	—	$11,200,000	—
Foreign Currency Adjustment	—	$13,000,000	$14,200,000
Florock Acquisition Adjustment	—	—	($49,000)
2016 Financial Benefit Impact on Operating Profit from the 2015 Restructuring Actions	—	—	($2,866,000)
Incentive Operating Profit for ROIC	$72,100,000	$81,100,000	$79,785,000
Invested Capital	$215,800,000	$242,700,000	$269,230,000
Incentive ROIC	33.4%	33.4%	29.6%	32.2%

Achievement of 2016 Short-Term Incentive
The Committee selected Incentive OP$ and Incentive OP% as the performance metrics under our 2016 STIP to incentivize achievement of our Company’s core financial performance. In setting the target Incentive OP$ and Incentive OP% for the 2016 STIP, the projected negative impact from foreign currency was built into the Company’s 2016 operating plan and thus the targets.  This resulted in the 2016 Incentive OP$ and OP% targets being set lower than the 2015 actual results for Incentive OP$ and OP%. However, as discussed above, the final Incentive OP$ and OP% calculations were reduced by the amount which the foreign exchange impact was less unfavorable than contemplated when the targets were set.

Performance Measure	Weighting	Threshold	Target	Maximum	2015 Actual	2016 Actual
Incentive OP$ ($ in millions)	70%	$61.2	$68.1	$81.6	$70.3	$66.7
Incentive OP%	30%	7.9%	8.3%	9.1%	8.7%	8.3%
Payout Level (% of Target Payout)	—	50%	100%	200%	103.3%	92.2%
Generally, the STIP target payout for our Named Executives is based 100% on the financial performance of our Company as a whole; however, for our Senior Vice President, The Americas, 75% of the 2016 target bonus was tied to financial results of our Company as a whole and 25% of the 2016 target bonus was tied to the financial results of the Americas, with Incentive OP$ (weighted 70%) and Incentive OP% (weighted 30%). The performance metric for the Americas business unit generally required a proportionate level of performance improvement by that unit substantially similar to that of our Company as a whole in order to achieve the target payout. In setting the targets for the Americas business unit, the Committee strives to make the difficulty of achieving the target level on par with the corporate target levels, but considering the specific circumstances facing the Americas business unit in any given year. Accordingly, our Senior Vice President, The Americas, earned a 2016 STIP payout equal to 100.82% of his target bonus level.
For the 2016 STIP, no Named Executive may receive a payout in excess of $2 million.
Achievement of 2014-2016 LTIP
The Committee approved the following structure for the 2014-2016 LTIP for the Named Executives:
•40% non-qualified stock options vesting ratably over three years;
•40% PRSUs that vest in three years based on the performance metrics described below; and
•20% restricted stock that cliff vest at the end of three years.
The PRSUs were designed to reward Incentive ROIC improvement and are based solely on a three-year simple average Incentive ROIC compared to internal goals set by the Committee.
On February 14, 2017, the Committee determined that the Incentive ROIC metric relative to internal performance was achieved with a three-year simple average Incentive ROIC of 32.2% and qualified for a payout of 62% of the Named Executives' PRSUs.

Performance Measure	Threshold	Target	Maximum	2014-2016 Three-Year Average Incentive ROIC Actual
Incentive Return on Invested Capital	31%	36%	42%	32.2%
Payout Level (% of Target Payout)	50%	100%	200%	62%
For details regarding the PRSUs paid in 2016, see "Executive Compensation Information - Option Exercises and Stock Vested in 2016" in this Proxy Statement.
Grant of 2016-2018 LTIP
In February 2016, the Committee approved the 2016-2018 LTIP for the Named Executives with the same percentage allocations for non-qualified stock options, PRSUs and restricted stock as the 2014-2016 LTIP.
As with the 2015-2017 LTIP, the metrics for PRSUs in this plan require an Incentive ROIC threshold be met before considering an Average Organic Revenue target. The Average Organic Revenue target was maintained in the plan design to continue to create greater alignment between the incentive program and the Company's strategic focus on growth, as well as to be able to clearly communicate expectations to our employees. The Incentive ROIC metric maintains a balance sheet focus and is largely a profitability metric.
To determine if PRSUs will be paid out at all, the Company must achieve a certain three-year average Incentive ROIC threshold. If the Incentive ROIC threshold is achieved, a three-year Average Organic Revenue target will be used to determine the variable payout in shares at the end of the performance period. Incentive ROIC will be adjusted for certain types of extraordinary items as defined and approved by the Committee at the beginning of the performance period.
For the specific grants made to our Named Executives under the 2016-2018 LTIP, see the Summary Compensation Table and the table relating to Grants of Plan-Based Awards in 2016. For an explanation of why the grant size varied by Named Executive, see above section on "Factors Considered in Setting Compensation Levels."
Other Long-Term Incentive Compensation Outstanding
2015-2017 LTIP
For the 2015-2017 LTIP, the Committee approved the same structure described above under the 2016-2018 LTIP.
2017 Compensation
Our executive compensation programs and plan structures for 2017 are generally consistent with our programs and plans in 2016.  The PRSUs component of the 2017-2019 LTIP retains Incentive ROIC and Average Organic Revenue as the performance measures; however, Incentive ROIC will now be used as a metric for determining payout levels (instead of using it as a threshold factor), with Incentive ROIC weighted 75% and Average Organic Revenue weighted 25%.

Other Plans, Agreements and Special Payments
Executive officers may also receive payments through various other agreements and the plans described below or in the event of special circumstances. These agreements and plans are typically required in the competitive environment to attract and retain talent.
Retirement Savings Plan
Our Named Executives are generally eligible to participate in the broad-based welfare benefit programs that we sponsor, including the Tennant Company Retirement Savings Plan (“Savings Plan”). This qualified retirement plan is available to all eligible employees, as defined by the plan, and allows for pre-tax elective deferrals, Roth contributions and a Company matching contribution of up to 3% of eligible compensation up to $265,000. In addition, the plan allows profit sharing contributions by the Company based on the relevant metric set. This additional profit sharing contribution is paid into each eligible employee’s account under the plan unless the amount exceeds 3.5% of eligible compensation, in which case 3% is paid into the eligible employee’s account under the plan and the balance of the actual calculated profit sharing amount is paid in cash to the employee. For 2016, the Incentive OP$ goal was $68.1 million and our Company achieved $66.7 million, which, under the terms of the plan, resulted in a profit sharing contribution equal to 2.79% of eligible compensation up to $265,000.
Non-Qualified Deferred Compensation
Our executive officers are eligible for supplemental non-qualified benefits under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. The intention of this portion of the plan is to provide participating individuals with benefits that would otherwise be available to them under our tax-qualified plans but for the application of limitations on benefits imposed by the Internal Revenue Code of 1986. In addition, the Tennant Company Executive Non-Qualified Deferred Compensation Plan allows employee participants to defer the receipt of base salary and STIP payments and non-employee directors to defer their annual retainers.
The Tennant Company Executive Non-Qualified Deferred Compensation Plan permits the following:
Executive Officer and Non-Employee Director Deferred Compensation

•
Executive officers may elect to defer two elements of their Total Direct Compensation: base salary and STIP payouts. Our Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.

•	Non-employee directors may elect to defer 0%, 50% or 100% of their annual retainer.

•	The interest rate earned on deferrals in 2016 was 3.27%.
Defined Contribution Features

•	Certain management and executive officers may defer income on a pre-tax basis in excess of the deferral amounts allowed under our tax-qualified Savings Plan.

•
Participating management and executive officers may receive discretionary Company contributions under this plan in the form of excess profit sharing and matching contributions not available to them under the Savings Plan.

Defined Benefit Features

•	A defined benefit portion of the plan is intended to provide benefits not otherwise available to participants in the closed tax-qualified Tennant Company Pension Plan.
Participants’ accounts are fully vested at all times except that a participant forfeits all Company discretionary matching contributions and profit sharing contributions in the event of termination for cause. Pursuant to this plan, “cause” means (i) the participant’s gross negligence, fraud, disloyalty, dishonesty or willful violation of any law or significant policy, to the extent committed in connection with the position or (ii) the participant’s failure to substantially perform (for reasons other than disability) the duties reasonably assigned or appropriate to his or her position. In each case, the participant’s behavior must have resulted in a material adverse effect on our Company or an affiliate.
Benefits attributable to amounts contributed or deferred after January 1, 2003, and allocated to Account A, commence distribution within an administratively feasible time following the participant’s termination date, or if necessary to comply with Internal Revenue Code §409A, the payment will be delayed at least six months following termination. Benefits attributable to deferrals made after January 1, 2003, Company contributions and gains and losses credited thereon are payable in either a lump sum or in quarterly installments over a period of up to ten years.
Executive Employment Agreements and Management Agreements
The Committee has determined that we should provide certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our Committee believes are valuable to us when an executive’s employment terminates. In addition, the Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition in the event of a change in control of our Company, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction. We also require executive officers to sign a release of their claims against us as a condition to receiving payments from us, and this release and the other covenants are more likely to be enforceable as a result of the benefits we provide to employees under these agreements. For these reasons, we have entered into Executive Employment Agreements and Management Agreements with our executive officers, including the Named Executives, the terms of which are described below under “Potential Payments upon Termination or Change in Control.”
Generally, the agreements only provide for benefits in the event the executive is terminated without cause; however, certain benefits are also provided if the executive voluntarily terminates his or her employment for good reason. The Committee believes that a termination by an executive for good reason may be conceptually the same as termination by our Company without cause. This is particularly true in the case of a change in control where a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. As a result, the definition of good reason in the context of a termination following a change in control is broader than the definition that applies to a termination prior to a change in control. These good-reason definitions are described below under “Potential Payments upon Termination or Change in Control.” No payments become due merely upon a change in control, but rather only if the executive officer’s employment is terminated without cause or if the executive officer terminates for good reason following the change in control, which is often referred to as a “double trigger.”
The form and level of benefits provided under these agreements have been approved by the Committee based on historical practices at our Company and general information about the level of benefits provided by other companies with whom we compete for executive talent.
Our equity awards for all employees generally provide for acceleration of vesting, or lapse of restrictions, upon a change in control. The Committee believes that acceleration upon a change in control is appropriate to minimize the risk that executive officers might favor a particular transaction based on the likely impact on the executive officer’s equity awards, to increase the likelihood that the employees will remain with the Company after becoming aware of a pending or threatened change in control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.
Compensation Policies
Recoupment Policy
We have a recoupment (or clawback) policy that applies to our cash and equity incentive awards which provides that, in the event our Company is required to restate its financial results, then our Board, in its discretion, may require certain recipients of such payments to forfeit their equity awards and pay back to our Company the net proceeds from any cash incentive payment and proceeds from the sale of shares received under the equity awards. The amount of the repayment for any cash incentive award is the difference between the amount paid to the employee less the amount that would have been paid based on the restated results. The policy is applicable to all employees designated as access persons under our insider trading policy (persons with access to detailed financial and other insider information, a group that includes all executive officers). The amount of any equity award repayment may include dividends paid on the shares.

Prohibition on Hedging and Pledging
Our insider trading policy prohibits access persons from engaging in speculative trading or hedging of positions in Tennant securities, including writing or trading in options, warrants or any other derivatives of Tennant securities, and from entering into any transactions designed specifically to protect or hedge against a decrease in value of Tennant securities. It also prohibits pledges of any Tennant securities (e.g., pledge to a bank or financial institution as collateral for a loan, or pledge to a broker in connection with a market transaction, such as a margin loan or prepaid forward sale contract).
Granting of Equity Awards
We have an equity award approval policy to ensure that all equity awards are approved pursuant to proper authority, follow a consistent process, and are reflected in appropriate documentation. Under the policy, equity awards that have an exercise price or number of shares that are based on the fair market value of our stock on the date of grant are only granted at times when trading is permitted under our insider trading policy. This policy ensures that the exercise price or number of shares is determined by reference to a stock price that reflects current public information about our Company. The policy includes procedures for granting equity awards to our executive officers and non-employee directors, as well as all other employees. Under our plans, the exercise price of stock options is based on the fair market value on the date of grant. Our plans define fair market value as the closing price of our common stock on the preceding trading day.
Executive Officer Stock Ownership Guidelines
To align our executive officers’ interests with our shareholders’ interests, the Committee expects our executive officers to acquire significant equity ownership. We adopted these guidelines in 1993 and revised them in August 2015 to (i) increase the ownership level for the Named Executives, other than our CEO, from one times to two times annual base salary and (ii) change how the ownership levels are calculated by eliminating potential gains from unvested options. The guidelines require that within five years of service in an executive role, each executive must have achieved an equity ownership level equal to a specified multiple of his or her base salary.
The minimum equity ownership levels are five times annual base salary for our CEO and two times annual base salary for the other Named Executives. Ownership levels are calculated based on actual shares owned plus the estimated after-tax value of restricted and unrestricted shares, deferred stock units and shares held under our benefit plans, and potential gains from vested options. The calculation uses a stock value as of the close of market on December 31 of the year immediately preceding the year of calculation.
Executive officers who have held executive positions with us for five years or more have achieved their goals. Newer executive officers are on pace for achieving their ownership targets well within the five-year range.
Internal Revenue Code §162(m)
We seek to structure our compensation programs, where possible, to qualify for exemptions from the deduction limitations under Internal Revenue Code Section 162(m). Section 162(m) limits the tax deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation” that complies with Section 162(m). One of the conditions for qualification as “performance-based compensation” is that our shareholders must approve the material terms of the performance measures and reapprove those material terms every five years.
Certain of our compensation programs, including our 2015 Short-Term Incentive Plan and our Amended and Restated 2010 Stock Incentive Plan, as Amended, are designed so that certain payments made under those plans qualify for the exemption from the deduction limitations of this section. The Committee’s primary objective in designing and administering the Company’s compensation programs is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance shareholder value as described above. When consistent with this compensation philosophy, the Committee also intends to structure the Company’s compensation programs such that compensation paid thereunder generally will be tax deductible by the Company. The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully tax deductible.

Compensation Committee Interlocks and Insider Participation
The Committee is comprised entirely of independent, outside directors. No employee of our Company serves on the Committee. The Committee members have no interlocking relationships as defined by the SEC.
Compensation Committee Report
The Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of our Compensation Committee

David Windley (Chair)	Azita Arvani	William F. Austen
Carol S. Eicher Stephen G. Shank David S. Wichmann

Summary Compensation Table
The following table sets forth the cash and non-cash compensation awarded to, earned by or expensed with respect to each person who served as Chief Executive Officer or Chief Financial Officer and the three other most highly compensated executive officers for 2016. The individuals set forth in this table comprise the list of Named Executives.

Name and Principal Position		Salary	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
	Year	($)	($)(1)	($)(2)		($)(3)	($)(4)	($)(5)	($)
H. Chris Killingstad President and Chief Executive Officer	2016	710,517	1,399,771	933,141	`	783,359	946	116,782	3,944,516
	2015	705,443	1,358,955	906,225		877,383	—	110,640	3,958,646
	2014	684,896	1,100,796	733,829		607,921	—	95,677	3,223,119

Thomas Paulson Senior Vice President, Chief Financial Officer	2016	402,020	433,094	288,742		258,554	392	66,508	1,449,310
	2015	399,149	420,505	280,421		289,587	—	46,616	1,436,278
	2014	387,523	283,147	188,723		179,463	—	46,536	1,085,392

Richard H. Zay Senior Vice President, The Americas	2016	314,324	286,056	190,692		189,403	46	59,074	1,039,595
	2015	312,079	234,864	156,604		183,066	—	50,086	936,699
	2014	293,495	237,026	107,166		106,836	—	38,766	783,289

Heidi M. Wilson Senior Vice President, General Counsel and Secretary	2016	312,970	245,483	163,682		158,150	426	39,376	920,087
	2015	310,735	215,108	143,448		161,030	—	41,662	871,983
	2014	301,684	176,367	117,552		104,783	—	33,150	733,536

Jeffrey C. Moorefield Senior Vice President, Global Operations	2016	301,154	231,749	154,503		152,180	—	35,935	875,521

____________________

(1)
Amounts represent the aggregate grant date fair value of restricted stock awards and performance-based restricted stock units that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 17 to our financial statements for the year ended December 31, 2016, for the assumptions used in this calculation. Assuming the highest level of performance is attained, the grant date fair value of the PRSUs granted in 2016 would have been as follows: Mr. Killingstad, $1,866,362; Mr. Paulson, $577,459; Mr. Zay, $381,408; Ms. Wilson, $327,310; and Mr. Moorefield, $308,963.

(2)
Amounts represent the aggregate grant date fair value of stock options that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 17 to our financial statements for the year ended December 31, 2016, for the assumptions used in this calculation.

(3)	Amounts reflect payments earned under our 2014, 2015 and 2016 Short-Term Incentive Plan, respectively.

(4)	Amount includes above-market earnings on non-qualified deferred compensation, using 120% of the applicable federal long-term rate as the basis for market earnings.

(5)	All Other Compensation for 2016 consists of the following:

	Savings Plan			Perquisites

Name	Match ($)	Profit Sharing ($)	Excess ($)	Perquisite Allowance ($) (a)	Travel ($) (b)	Gross ups ($) (c)	Total ($)
H. Chris Killingstad	7,950	7,394	76,438	25,000	—	—	116,782
Thomas Paulson	7,950	7,394	24,611	13,225	4,548	8,780	66,508
Richard H. Zay	7,950	7,394	13,386	12,000	7,320	11,024	59,074
Heidi M. Wilson	7,950	7,394	12,032	12,000	—	—	39,376
Jeffrey C. Moorefield	7,950	5,795	6,163	12,000	1,649	2,378	35,935
____________________

(a)	In lieu of executive perquisites, we provided a cash payment. Amounts also include reimbursement by our Company for an executive medical examination for Mr. Paulson.

(b)
Travel expenses paid in connection with sales incentive trips where Messrs. Paulson and Zay, and their respective spouses, were expected to entertain high-performing sales representatives, distributors or contractors and their respective spouses or guests. The amount for Mr. Moorefield represents expenses incurred for his spouse's travel on a similar trip despite an unplanned cancellation of the spouse's attendance.

(c)
For Messrs. Paulson, Zay and Moorefield, amounts represent the tax gross-up portion for travel expenses for the spouse or guest of each of them in connection with the business incentive trips described above.

GRANTS OF PLAN-BASED AWARDS IN 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. Chris Killingstad	2/26/2016	2/16/2016				8,901	17,802	35,604				933,181
	2/26/2016	2/16/2016							8,901			466,590
	2/26/2016	2/16/2016								69,027	52.42	933,141
			424,677	849,354	1,698,708
Thomas Paulson	2/26/2016	2/16/2016				2,754	5,508	11,016				288,729
	2/26/2016	2/16/2016							2,754			144,365
	2/26/2016	2/16/2016								21,359	52.42	288,742
			140,168	280,336	560,672
Richard H. Zay	2/26/2016	2/16/2016				1,819	3,638	7,276				190,704
	2/26/2016	2/16/2016							1,819			95,352
	2/26/2016	2/16/2016								14,106	52.42	190,692
			93,936	187,872	375,744
Heidi M. Wilson	2/26/2016	2/16/2016				1,561	3,122	6,244				163,655
	2/26/2016	2/16/2016							1,561			81,828
	2/26/2016	2/16/2016								12,108	52.42	163,682
			85,737	171,474	342,948
Jeffrey C. Moorefield	2/26/2016	2/16/2016				1,474	2,947	5,894				154,482
	2/26/2016	2/16/2016							1,474			77,267
	2/26/2016	2/16/2016								11,429	52.42	154,503
			82,500	165,000	330,000
____________________

(1)
Under our 2016 Short-Term Incentive Plan, the threshold amount represents a minimum performance that results in a payout equal to 50% of the target award and the maximum payout is 200% of target, with no Named Executive eligible to receive a payout in excess of $2 million.

(2)
Under our 2016-2018 Long-Term Incentive Plan, the threshold amount of PRSUs represents a minimum performance that results in a payout in shares of common stock of the Company equal to 50% of the target award and the maximum payout is 200% of target.

(3)	The exercise price is based on the closing price on the last trading day prior to the date of grant.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
H. Chris Killingstad	106,251	—	10.08	02/27/2019
	115,583	—	24.21	02/26/2020
	39,557	—	40.21	02/25/2021
	37,824	—	43.66	02/24/2022
	36,149	—	47.03	02/22/2023
	18,511	9,256	60.67	02/28/2024
	14,834	29,666	66.97	02/27/2025
	—	69,027	52.42	02/26/2026
					21,713	1,545,966
							31,330(5)	2,230,696
Thomas Paulson	48,592	—	10.08	02/27/2019
	9,297	—	47.03	02/22/2023
	4,761	2,380	60.67	02/28/2024
	4,590	9,180	66.97	02/27/2025
	—	21,359	52.42	02/26/2026
					6,403	455,894
							9,694(5)	690,213
Richard H. Zay	5,777	—	40.21	02/25/2021
	5,524	—	43.66	02/24/2022
	5,280	—	47.03	02/22/2023
	2,703	1,352	60.67	02/28/2024
	2,564	5,126	66.97	02/27/2025
	—	14,106	52.42	02/26/2026
					4,871	346,815
							5,976(5)	425,491
Heidi M. Wilson	5,790	—	47.03	02/22/2023
	2,965	1,483	60.67	02/28/2024
	2,348	4,696	66.97	02/27/2025
	—	12,108	52.42	02/26/2026
					3,601	256,391
							5,263(5)	374,726
Jeffrey C. Moorefield	2,385	4,769	65.12	04/30/2025
	—	11,429	52.42	02/26/2026
					5,530	393,736
							5,058(5)	360,130
____________________

(1)	Stock options granted with a ten-year term become exercisable in 33.33% increments on each annual anniversary of the date of the grant.

(2)	Options vest in 33.33% increments on each annual anniversary of the date of the 2/28/2014, 2/27/2015 and 2/26/2016 grant dates.

(3)
Restricted stock awards granted on 2/28/2014 will vest 100% on 2/28/2017. Restricted stock unit award granted to Mr. Zay on 7/29/2014 will vest 100% on 7/29/2017. Restricted stock awards granted on 2/27/2015 will vest

100% on 2/27/2018. Restricted stock unit award granted to Mr. Moorefield on 4/30/2015 will vest 100% on 4/30/2017. Restricted stock awards granted on 2/26/2016 will vest 100% on 2/26/2019.

(4)	The 2015 and 2016 LTIP awards are reflected at target.

(5)	The 2015 LTIP will vest on 12/31/2017 and the 2016 LTIP will vest on 12/31/2018 if the specified performance conditions are met.
OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
H. Chris Killingstad	—	—	15,056	936,188
Thomas Paulson	45,403	1,457,290	3,872	240,753
Richard H. Zay	—	—	2,199	136,730
Heidi M. Wilson	12,158	264,889	2,412	149,973
Jeffrey C. Moorefield	—	—	—	—
_________________________
(1) Includes the following 2014 LTIP PRSUs that vested on December 31, 2016, and settled in shares on February 28, 2017: Mr. Killingstad, 7,499; Mr. Paulson, 1,928; Mr. Zay, 1,095; and Ms. Wilson, 1,201.
Non-Qualified Deferred Compensation for 2016
Two elements of Total Direct Compensation may be deferred: base salary and STIP payouts. Our Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.
The interest rate for 2016 Non-Qualified Deferred Compensation was 3.27%. This rate is based on the ten-year Treasury bond rate as of December 15, 2015, of 2.27% plus one percent.
NON-QUALIFIED DEFERRED COMPENSATION IN 2016

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
H. Chris Killingstad	—	76,438	22,360	—	772,419
Thomas Paulson	64,638(1)	24,611	9,274	—	377,913
Richard H. Zay	—	13,386	1,080	—	46,999
Heidi M. Wilson	79,074(2)	12,032	27,187	—	482,365(5)
Jeffrey C. Moorefield	—	6,163	—	—	6,163
____________________

(1)	Amount represents 25% of Mr. Paulson's 2016 STIP.

(2)	Amount represents 50% of Ms. Wilson's 2016 STIP.

(3)	Also included in the All Other Compensation column of the Summary Compensation Table.

(4)
In addition to amounts reported in the Summary Compensation Table for 2016, as reflected in Footnotes 1 and 2 above, the following amounts were reported as compensation for our Named Executives in the Summary Compensation Table for prior years:

Name	Year	Salary ($)	Stock Awards (settled in cash) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)
H. Chris Killingstad	2015 2014 2013 2012 2011 2010 2009 2008 2007 2006	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — 76	62,724 46,156 46,986 59,506 89,422 79,264 21,982 35,076 51,577 35,583
Thomas Paulson	2015 2014 2013 2012 2011 2010 2009 2008 2007 2006	— — — — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	18,716 13,702 13,839 17,484 26,580 23,397 6,303 12,314 8,791 181
Richard H. Zay(a)	2015 2014	— —	— —	— —	— —	9,156 5282
Heidi M. Wilson(a)	2015 2014	— —	— —	— —	— —	8,953 6,098
Jeffrey C. Moorefield(b)	—	—	—	—	—	—
(a) Ms. Wilson and Mr. Zay were not Named Executives prior to 2014.
(b) Mr. Moorefield was not previously a Named Executive.

(5)
Includes deferred stock units received as a result of the deferral of a portion of Ms. Wilson's 2005 LTIP that will be settled in Common Stock when her employment terminates. Deferred funds were converted into deferred stock units at fair market value as of the date of conversion.

Potential Payments upon Termination or Change in Control
We are a party to agreements with our executive officers that together establish the terms of the employment relationship between us and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends. Collectively these agreements are referred to as the “Executive Agreements” and consist of an Executive Employment Agreement and a Management Agreement. The Executive Agreements for executive officers paid in the United States were modified in 2008 in response to new interpretations and requirements under Sections 162(m) and 409A of the Internal Revenue Code. The Management Agreements were reviewed in 2011 and the Committee approved certain modifications to the terms of the Management Agreements that are described below and which became effective on January 1, 2012. Except as noted below, none of the revisions were intended to materially increase the level of benefit collectively provided to each executive or to materially change the events triggering payment of the benefits.
The Executive Agreements address various termination of employment scenarios, including an executive’s involuntary termination without cause, an executive’s voluntary termination for good reason, and an executive’s death or disability. No severance payments are made to executive officers who are terminated for cause. An executive agrees under the Executive Agreements not to compete with us during employment or for a period of 12 months after employment ends, not to disclose our confidential information during or after employment for as long as the information retains its confidential nature, and not to solicit our employees or customers for a period of 12 months after employment ends. Severance payments as described below under the Executive Agreements are conditioned on an executive remaining in compliance with these requirements, including an obligation to inform us of any potentially competitive activities during the 12-month post-employment period, and signing a release of claims in favor of the Company. The Executive Agreements also provide that severance payments under those agreements will be reduced by the amount of any other severance compensation an executive is eligible to receive from us under any other agreement or plan of ours providing compensation in the event of involuntary termination.
As described below, our equity-based incentive plans and the award agreements under those plans also call for compensation to be provided under certain circumstances in connection with an executive officer’s termination of employment or a change in control of our Company.
Executive Employment Agreement
The Executive Employment Agreement describes the rights and obligations of our Company and the executive in connection with the executive’s separation from employment in situations other than following or in connection with a change in control. Under the Executive Employment Agreement:

•	Upon any termination of employment, an executive will receive any earned but unpaid base salary and STIP payments for the preceding year.

•	Upon a termination due to death or disability, an executive (or beneficiary) will also receive base salary through the last day of the calendar month in which the termination occurs.

•
Upon termination by us without cause or by the executive for good reason, the executive is entitled to receive (i) an amount equal to one year’s base salary, (ii) an amount equal to a pro-rata portion of the award that would have been payable to the executive under the STIP for the year of termination had the executive been employed for the full year, based on the actual performance of objectives, with such amount before proration not to exceed an award based on target performance, and (iii) benefits continuation for up to 12 months after termination.

•
The timing of the payment of the foregoing amounts is as follows: The executive is paid his or her base salary in accordance with our regular payroll practices for a period of 12 consecutive months following the date of termination. If the payment of base salary exceeds the amount that would cause it to be considered a deferral of compensation under Section 409A of the Internal Revenue Code, the excess will be paid in a lump sum within 2½ months of the termination date. The executive’s STIP payment is made at the normal payment date, but in no event later than 2½ months after the end of the STIP plan year. The medical, dental and group life insurance contributions will be paid for a period of up to 12 months after the termination date, unless the executive is no longer eligible for COBRA continuation coverage or fails to timely pay the employee portion of such premiums.

For purposes of the Executive Employment Agreement, “cause” means (i) executive’s material breach of the agreement that is not remedied within 30 days after receiving written notice from us, (ii) an executive’s dishonest act(s) intended to result in gain or personal enrichment at our expense, (iii) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (iv) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.
For purposes of the Executive Employment Agreement, “good reason” means the occurrence of the following without executive’s consent: (i) our material breach of the agreement, or (ii) a material diminution in the executive’s authority, duties or responsibilities other than for cause or on account of disability; provided that in either case the executive gives us notice within 90 days of the first occurrence of the condition and we fail to remedy it within 30 days after receipt of written notice.
Management Agreement
Recognizing the need to retain executive officers in our business if there is a possible change in control, and in order to facilitate an orderly transition in the event of an actual change in control, the Management Agreement provides for severance compensation if an executive is terminated under certain circumstances after or in connection with a change in control. Under the Management Agreement:

•
If within three years of a change in control an executive is involuntarily terminated without cause or terminates his or her employment for good reason, then change in control severance compensation consists of (i) an amount equal to three times the executive’s annual compensation, (ii) a pro-rata payment of the executive’s STIP award for the year of termination, assuming all performance targets had been met, and (iii) an amount equal to 18 times the Company’s portion of the monthly premium cost (as of the termination date) for group medical, dental and basic life insurance coverage, to the extent the executive was covered by such plans on the termination date (pursuant to the revisions effective January 1, 2012, this cash payment is in lieu of Company-subsidized benefits continuation during the COBRA continuation period). The payments will be made in a lump sum within 2½ months after the termination date.

•
If an executive is involuntarily terminated or terminates his or her employment for good reason prior to an event that would otherwise constitute a change in control, such termination is in connection with or in anticipation of a change in control, and a change in control ultimately occurs, then change in control severance compensation will be payable consistent with the first bullet point above, except that the severance pay will be paid within 2½ months after the change in control.

•	If an executive’s employment is terminated due to death or disability, the executive (or beneficiary) will receive base salary paid through the end of the month in which termination occurs.
Pursuant to the revisions effective January 1, 2012, our Company no longer pays severance compensation if the executive voluntarily terminates employment without good reason during the 13th month after a change in control.
For purposes of the Management Agreement, “cause” is defined more narrowly than under the Executive Employment Agreement, and means (i) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (ii) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.
For purposes of the Management Agreement, “good reason” is defined more broadly than under the Executive Employment Agreement, and includes the following in addition to the factors cited in the Executive Employment Agreement: (i) the executive’s duties, responsibilities, or authority are materially diminished as compared to his or her duties, responsibilities, or authority before the change in control, for reasons other than cause or disability, including but not limited to a material reduction in the executive’s budget authority or number of direct reports or executive’s removal from any position or office held; (ii) a material reduction in the executive’s base salary or target incentive opportunity; (iii) a material reduction in the authority, duties, or responsibilities of the person to whom the executive reports; (iv) we fail to obtain assumption of the Management Agreement by any successor; (v) we require the executive to relocate to any place other than a location within 25 miles of the location at which the executive performed duties immediately prior to the change in control; or (vi) we require that the executive travel on Company business to a substantially greater degree than required immediately prior to the change in control. For good reason to exist, the executive must give us notice within 90 days of the first occurrence of the good reason condition, we must fail to remedy it within 30 days after receipt of written notice and the executive must resign within six months following the date the executive provided written notice. Pursuant to the revisions effective January 1, 2012, the good reason definition was expanded and clarified, based on peer company data provided by the outside compensation consultant, and the notice and remedy periods for the Management Agreement and the Executive Employment Agreement are the same.
For purposes of the Management Agreement, “annual compensation” means (i) the executive’s highest annual base salary rate, as established by our Company, in effect during the term of the Management Agreement, plus (ii) the higher of (a) the executive’s target short-term incentive plan award for the plan year that includes the termination date or (b) the average short-term incentive plan award payable to the executive by our Company for the three full plan year period ending immediately prior to the plan year that includes the termination date (or the entire period that the executive participated in the short-term incentive plan, if less than three full plan years). For this purpose, annual compensation is calculated prior to any deductions for any elective deferrals the executive may have made to a deferred compensation plan of our Company. (Prior to the revisions effective January 1, 2012, annual compensation was based on an average of taxable compensation from our Company during the executive’s five taxable years preceding the change in control.)
For purposes of the Management Agreement, “change in control” means (i) 50% or more of our directors are individuals who were not appointed by our Board to fill vacancies on the Board or were not supported by our Board for election by our shareholders or, pursuant to revisions effective January 1, 2012, were elected or appointed by our Board in connection with an actual or threatened proxy contest, (ii) 35% or more of our common stock or of the voting power of our securities generally is acquired or beneficially owned by an individual, entity or group (subject to certain exceptions for certain affiliates and employee benefit plans), (iii) we consummate a merger with or into another entity, unless the voting securities of the surviving entity are more than 50% controlled by our shareholders prior to the merger and in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the surviving entity, (iv) we consummate an exchange of our voting securities for cash, securities or other property, unless our shareholders receive in the exchange voting securities of a parent corporation that are more than 50% owned by our shareholders prior to the exchange in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the parent corporation, (v) we consummate a sale or other disposition of all or substantially all of our assets, (vi) our shareholders approve a definitive plan to liquidate or dissolve the Company, (vii) we enter into an agreement relating to a change in control as described in clauses (i) through (v) above and such change in control occurs within two years of such agreement, or (viii) a tender or exchange offer or proxy contest is commenced that results, within two years, in a change in control described in clauses (i) or (ii) above.
Change in control severance compensation under the Management Agreement, as well as any other compensation under other plans or agreements that are contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to our Company under federal income tax laws applicable to “parachute payments.”
Our equity incentive plans allow for acceleration of stock options upon an executive’s death, disability or retirement and upon a change in control of our Company. Upon death or disability, options generally become exercisable in full, and may be exercised at any time, or from time to time, within five years of the executive’s date of death or date of termination due to disability. Upon retirement, options generally become exercisable in full and may be exercised within three months of the date of termination due to the executive’s retirement, or any such longer period as the Committee administering the plan may permit. For purposes of our equity compensation plans, “retirement” is generally defined as termination on or after age 55, provided that the executive has been employed by us or our affiliates for at least ten years, or termination of employment on or after age 62, provided, under certain plans, that the executive has given us at least six months’ prior written notice of such termination. Upon a change in control, options generally become exercisable in full, subject to our right to cash out the options by paying the spread.
The plans generally allow for a pro-rata portion of any restricted stock units to be paid out upon an executive’s death, disability or retirement. The payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for length of employment within the performance period. Upon a change in control, restricted stock units will immediately vest and be paid in full.

A pro-rata share of restricted stock is generally payable upon the executive’s death, disability or retirement. The executive, or his or her successor, shall be entitled to the number of shares of restricted stock under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. All restrictions are lifted with respect to such pro-rated shares. Upon a change in control, restricted stock will immediately vest in full.
Assuming that a termination event or change in control occurred on December 31, 2016, the total compensation that would have been payable pursuant to the Executive Agreements, including the revisions to the Management Agreement effective January 1, 2012, to each Named Executive who was employed by us on such date is:

PAYMENTS DUE UPON TERMINATION WITHOUT CAUSE
OR TERMINATION FOR GOOD REASON

Name	Base Salary ($)	STIP ($)	Benefits ($)	Total ($)
H. Chris Killingstad	707,795	783,359	8,604	1,499,758
Thomas Paulson	400,480	258,554	8,604	667,638
Richard H. Zay	313,120	189,403	12,480	515,003
Heidi M. Wilson	311,771	158,150	8,604	478,525
Jeffrey C. Moorefield	300,000	152,180	12,480	464,660

PAYMENTS DUE UPON TERMINATION WITHIN
THREE YEARS OF THE CHANGE IN CONTROL EVENT(1)

Name	Average Annual Compensation ($)	STIP Target ($)	Benefits ($)	Total ($)
H. Chris Killingstad	4,671,448	849,354	12,906	5,533,708
Thomas Paulson	2,042,448	280,336	12,906	2,335,690
Richard H. Zay	1,502,976	187,872	18,720	1,709,568
Heidi M. Wilson	1,449,733	171,474	12,906	1,634,113
Jeffrey C. Moorefield	1,395,000	165,000	18,720	1,578,720
______________________

(1)
Named Executives would also have accelerated vesting of unvested restricted stock and stock options. Refer to the Additional Potential Benefits Upon Change in Control or Termination Due to Death, Disability or Retirement table directly below.

ADDITIONAL POTENTIAL BENEFITS UPON CHANGE IN CONTROL
OR TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT

Name	Value of Accelerated Equity Awards under Change in Control ($)(1)	Value of Accelerated Equity Awards upon Death, Disability or Retirement ($)(1)
H. Chris Killingstad	5,295,942	3,465,585
Thomas Paulson	1,424,636	859,511
Richard H. Zay	1,209,348	838,993
Heidi M. Wilson	931,508	619,522
Jeffrey C. Moorefield	1,010,249	676,541
________________________
(1) Amounts reflect the acceleration of restricted stock and restricted stock unit awards, as well as stock options outstanding as of December 31, 2016.
ITEM 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we seek non-binding advisory approval on executive compensation, which we have held annually since 2011.
Tennant’s guiding compensation philosophy is to maintain programs that will attract, retain, motivate and reward high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return. Our Compensation Committee bases its executive compensation decisions on the following core objectives:

•	Align executive compensation with the short-term and long-term goals of our Company and our shareholders;

•	Correlate compensation with Company performance; and

•	Provide a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies.
We believe that our Company’s long-standing executive compensation programs have been effective at motivating the achievement of strong results even during challenging economic times, creating a relationship between pay and performance and aligning the interests of executive officers with those of our shareholders while discouraging risk-taking behavior that would be likely to have a material adverse effect on our Company.
Compensation actions taken in fiscal 2016 for our Named Executives featured:

•	Named Executives declined awarded salary increases;

•
Increased target payout as a percentage of base salary for certain Named Executives for the 2016 STIP and for the 2016-2018 LTIP in order to remain within the competitive target compensation range of our comparator group; and

•	Compensation Committee exercised its right to not allow management to benefit from foreign currency exchange results that were less unfavorable than contemplated when the targets were set.
Shareholders are encouraged to read the “Compensation Discussion and Analysis” and associated compensation tables for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and objectives.
Our Company is presenting shareholders with the opportunity to submit an advisory approval on our executive compensation program for our Named Executives by voting on the following resolution:

“RESOLVED, that the shareholders of Tennant Company approve, on an advisory basis, the compensation paid to the Company’s Named Executives as disclosed in the “Compensation Discussion and Analysis” section, and compensation tables and narrative discussion contained in the “Executive Compensation Information” section in this Proxy Statement.”
This advisory approval will not be binding on our Compensation Committee or our Board. However, they will carefully consider the outcome of the vote. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and consider them in making future decisions about executive compensation arrangements.
Our Board of Directors, upon recommendation of our Compensation Committee, recommends a vote FOR the advisory resolution approving the compensation of our Company’s Named Executives.
ITEM 4 - ADVISORY APPROVAL ON FREQUENCY OF FUTURE EXECUTIVE COMPENSATION APPROVALS
In addition to requiring the non-binding advisory approval of our executive compensation program, as set forth in Item 3 above, Section 14A of the Exchange Act requires that every six years the Company seek separate, non-binding advisory approval regarding the frequency with which we would seek future non-binding advisory approval on the compensation of our Named Executives. Under this Item 4, shareholders may vote to include advisory approval on the compensation of the Company’s Named Executives every year, every two years or every three years. The last vote on frequency was held at our 2011 Annual Meeting of Shareholders, at which a plurality of shareholders voted in favor of holding advisory approval every year.
The Board believes that advisory approval on the compensation of the Company’s Named Executives should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. In formulating its recommendation, the Board considered that an annual advisory vote would continue to allow shareholders to regularly provide direct input on the Company’s philosophy, policies and practices.
This advisory approval will not be binding on the Board. However, the frequency selected will be given due consideration by the Board in its discretion.
Our Board of Directors recommends that you vote for 1 YEAR as the frequency for future advisory approval on executive compensation.
ITEM 5 - APPROVAL OF THE TENNANT COMPANY 2017 STOCK INCENTIVE PLAN

Introduction
Our Board, upon recommendation of our Compensation Committee (the “Committee”), has approved the Tennant Company 2017 Stock Incentive Plan (the “2017 Plan”) and recommends our shareholders vote FOR approval of the 2017 Plan. If our shareholders approve the 2017 Plan it will become effective as of the date of our Annual Meeting. Upon obtaining shareholder approval of the 2017 Plan, we will cease grants of future awards under any other previously approved Company stock plan, including the Amended and Restated 2010 Stock Incentive Plan, as Amended (the “2010 Plan”).
The passage of the 2017 Plan will afford us the continued ability to design compensatory awards that are intended to advance our interests and long-term success by encouraging stock ownership among our officers, other employees, consultants and non-employee directors. The number of shares of our Common Stock that may be the subject of awards and issued under the 2017 Plan, if this proposal is approved, is 1,200,000, subject to adjustment as described below. Any outstanding awards under our 2007 Stock Incentive Plan (the “2007 Plan”) and 2010 Plan as of the date the 2017 Plan becomes effective will continue to be subject to the terms of the plans they were issued under; however, if those awards subsequently expire, are forfeited or canceled or are settled in cash, the shares subject to those awards will become available for awards under the 2017 Plan. We believe the estimated duration of the requested share reserve will cover awards for approximately three to four years.

The 2017 Plan is similar to our prior 2010 Plan, although it contains certain new or revised terms, including:

•	Minimum vesting requirements. Awards granted under the 2017 Plan must have a minimum vesting or performance period of one year, subject only to limited exceptions;

•
Limits on dividends and dividend equivalents. The 2017 Plan prohibits the payment of dividend equivalents on stock options and stock appreciation rights, and requires that any dividends and dividend equivalents payable or credited on unvested full value awards (e.g., awards other than options and stock appreciation rights) must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents; and

•
Additional performance measures. In order to allow our Compensation Committee additional flexibility in incentivizing performance, we have expanded the types of performance measures our Compensation Committee may use to grant performance-based awards.

Consistent with our 2010 Plan, the 2017 Plan continues to provide the following terms:

•	Independent committee administration. Our Compensation Committee, consisting solely of independent directors, administers the 2017 Plan;

•
No discounted options or stock appreciation rights. The exercise price of all options and stock appreciation rights must be at least equal to the fair market value of our Common Stock on the date of grant (except in the limited case of certain substitute awards);

•
No repricing of underwater options or stock appreciation rights. The 2017 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares;

•
Conservative share recycling provisions. We may not add back to the 2017 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a stock appreciation right that are not used in connection with the stock settlement of that award upon its exercise;

•
No liberal definition of “change of control.” No change of control would be triggered merely by shareholder approval of a business combination, the announcement or commencement of a tender offer or any board assessment that a change of control may be imminent; and

•
No automatic accelerated vesting of equity awards upon a change of control. The 2017 Plan does not provide for automatic acceleration of equity awards upon a change of control. Rather, the Committee has discretion to determine the consequences, if any, of a change of control in any particular award agreement.

Shareholder approval of the material terms of awards under the 2017 Plan is also being sought so that certain awards may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Approval of the 2017 Plan by shareholders will also permit us to grant incentive stock options under Section 422 of the Code.
The Committee and Board believe that stock-based compensation programs are a key element in achieving our continued financial and operational success. Our compensation programs have been designed to motivate key personnel to produce a superior shareholder return by aligning the interests of our employees, consultants and non-employee directors with those of our shareholders.

Shares Outstanding and Available for Grant and Historical Burn Rate Under Equity Compensation Plans
The table below shows, as of March 2, 2017, the shares reserved for issuance of outstanding awards and available for future grant under each of our equity compensation plans in which our employees and non-employee directors are eligible to participate. The table also shows the number of shares that will be available for future grants under each equity compensation plan following approval of the 2017 Plan by our shareholders.

	Current		After Approval of 2017 Plan
	Shares Reserved for Issuance of Outstanding Awards(1)	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
Non-Employee Director Stock Option Plan (Terminated)	11,503	—	11,503	—
2007 Plan (Terminated) (2)	327,132	—	327,132	—
2010 Plan(2)	1,235,682	371,281	1,235,682	—
2017 Plan	—	—	—	1,200,000
_______________

(1)	Shares reserved for issuance of outstanding awards at March 2, 2017 consist of the following:

	Types of Awards
	Options/SARs	Full Value Awards	Weighted Average Exercise Price of Options/SARS	Weighted Average Term to Expiration
Non-Employee Director Stock Option Plan (Terminated)	—	11,503	—	—
2007 Plan (Terminated) (2)	309,498	17,634	16.58	2.4
2010 Plan(2)	970,310	265,372	56.88	7.6
2017 Plan	—	—	—	—
_______________

(2)
The 2007 Plan was terminated and we no longer make equity grants out of such plan; however, any shares that would return to the 2007 Plan as a result of an award terminating, expiring, being exchanged, being forfeited or being settled in cash in lieu of shares shall instead become available under the 2017 Plan. Similarly, if the 2017 Plan is approved, no further awards will be issued under the 2010 Plan, and any shares that would return to the 2010 Plan as a result of an award terminating, expiring, being exchanged, being forfeited or being settled in cash in lieu of shares shall instead become available under the 2017 Plan if it is approved by our shareholders.

As shown in the table below, our three-year average “burn rate” for fiscal years 2014 through 2016 was 1.44%. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe that our historical burn rate is reasonable for a company of our size in our industry.

Burn Rate Table
	2016	2015	2014
Stock Options Granted	258,895	177,020	118,359
Restricted Share Awards Granted	27,921	23,048	21,417
Restricted Stock Units Granted	15,450	18,061	16,799
PRSU Awards Earned	19,523	35,482	37,638
Total	321,789	253,611	194,213

Weighted Average Common Shares Outstanding	17,523,267	18,015,151	18,217,384
Burn Rate	1.84%	1.41%	1.07%
3-Year Average Burn Rate	1.44%

The 2017 Plan
The 2017 Plan will be effective when approved by our shareholders at the Annual Meeting.
The major features of the 2017 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached to this proxy statement as Appendix A.
Purpose of the 2017 Plan
The purpose of the 2017 Plan is to promote the interests of our Company and our shareholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in our Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates.
Administration
The 2017 Plan is administered by the Committee. The Committee has the authority to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards, and whether and to what extent awards may be settled, paid or exercised in cash, shares or other awards, or accelerated, extended, canceled, forfeited or suspended. The Committee also has the authority to establish, amend or waive rules relating to the 2017 Plan. The regulations under Section 162(m) of the Code require that the directors who serve as members of the Committee be “outside directors.” The 2017 Plan provides that directors serving on the Committee must be “outside directors” within the meaning of Section 162(m) of the Code as well as independent directors within the meaning of applicable stock exchange rules and regulations and non-employee directors within the meaning of federal securities law.
To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate its responsibilities under the 2017 Plan to non-employee directors with respect to determining and administering awards to employees who are not executive officers, directors or 10% shareholders of our Company under applicable federal securities laws. It may also delegate non-discretionary administrative responsibilities under the 2017 Plan to members of our management or other persons as it deems advisable.

Eligibility
All employees of our Company and our affiliates are eligible to receive awards under the 2017 Plan. As of March 2, 2017, we had approximately 3,200 employees and eight non-employee directors. Awards, other than incentive stock options (see “Types of Awards and General Terms” below), also may be awarded by the Committee to individuals who are not employees but who provide services to us or our affiliates, such as a non-employee director or an independent contractor.
Number of Shares Available for Issuance under the 2017 Plan
The total number of shares of our Common Stock available for distribution under the 2017 Plan is 1,200,000, subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization, all of which may be issued as incentive stock options. Also, any shares of our Common Stock subject to an award outstanding under the 2007 Plan or the 2010 Plan on the date the 2017 Plan becomes effective that expire unexercised, that are terminated, expired, exchanged, forfeited or settled in cash in lieu of shares, may again be used for an award under the 2017 Plan.
As in the 2010 Plan, we have used a fungible share pool design for the 2017 Plan. As a result, all shares subject to stock options and stock appreciation rights will count as one share against the pool of authorized shares, whereas all other awards, such as restricted stock and stock units, count as 2.15 shares against the pool of authorized shares.
No participant may receive any combination of stock options and stock appreciation rights relating to more than 250,000 shares in the aggregate in any year under the 2017 Plan. Similarly, no participant may receive in any year (i) full value awards denominated in shares or share equivalents relating to more than 100,000 shares or (ii) an amount payable with respect to full value awards that are denominated other than in shares or share equivalents in excess of $5 million, if such awards are intended to constitute performance-based awards under Section 162(m) of the Internal Revenue Code.
In the event of any equity restructuring, such as a stock split, spin-off, stock dividend or certain recapitalizations, the Committee will equitably adjust the shares subject to the 2017 Plan, outstanding awards and the award limitations set forth in the 2017 Plan. The Committee may make similar equitable adjustments in connection with other transactions that affect the Common Stock.
The closing sale price of a share of our Common Stock on the New York Stock Exchange on March 2, 2017, was $71.10 per share.
Types of Awards and General Terms
The types of awards that may be granted under the 2017 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant.
Minimum Vesting. Awards that vest based solely on the satisfaction of service-based vesting conditions shall be subject to a vesting period of not less than one year from the date of grant, and awards whose vesting or grant is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of one year. The requested vesting and performance periods shall not apply in connection with (i) a change of control, if so provided by the Committee, (ii) termination of employment due to death, disability or retirement, as provided by the Committee, (iii) certain substitute awards, (iv) awards made in payment of or exchange for other earned compensation and (v) awards involving an aggregate number of shares not in excess of 5% of the 2017 Plan’s share reserve.
Dividends and Dividend Equivalents. Dividends may not be paid on stock options or stock appreciation rights. Dividends and dividend equivalents on other awards may not be paid out with respect to any unvested awards, but instead shall be subject to the same restrictions and risk of forfeiture as the shares to which the dividends or dividend equivalents relate.
Fundamental Changes; Change of Control. Under the 2017 Plan, the Committee may cancel outstanding awards in exchange for cash payments to the recipients in the event of a “fundamental change” (defined as a dissolution or liquidation, a sale of all or substantially all of the Company’s assets, a merger or consolidation or a statutory share exchange involving the Company). The 2017 Plan includes a definition of change of control; however, it does not provide for automatic acceleration of vesting of awards upon a change of control and rather permits the Committee to determine the appropriate treatment of each award in the event of a change of control.
Deferrals. The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 2017 Plan.
Transferability. In general, no right or interest in any award under the 2017 Plan may be assigned or transferred by a participant, except in the event of death or pursuant to a qualified domestic relations order. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.
In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2017 Plan are as follows:
Incentive and Non-Qualified Stock Options. Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of their fair market value (as defined in the 2017 Plan) as of the date the option is granted. We determine fair market value of our Common Stock based on the closing price of our stock on the New York Stock Exchange on the day preceding the date of grant; however, if the grant of an option occurs after the close of market, then we use the closing price of our stock on that day. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, the aggregate fair market value of the shares of our Common Stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 2017 Plan or any other plan we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.
The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.
Stock Appreciation Rights. The value of a stock appreciation right granted to a recipient is determined by the appreciation in our Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of our Common Stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with or independent of any option or other award.
Restricted Stock. An award of restricted stock shall consist of shares of Common Stock subject to restrictions on transfer and conditions of forfeiture as determined by the Committee. The restrictions and forfeiture conditions will lapse and the shares will vest at such times and in such installments as may be determined by the Committee. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Units. A stock unit award entitles a participant to receive cash and/or stock. A stock unit award vests at such times and in such installments as may be determined by the Committee. If the vesting of a stock unit award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and vest, which may be greater or less than the target number of stock units specified in the grant agreement. The Committee may provide whether any consideration other than services must be received by Tennant or any of its affiliates as a condition to the settlement of the award.
Other Share-Based Awards. The Committee may also grant such other share-based awards having such terms and conditions as the Committee may determine, subject to the other provisions of the 2017 Plan.
Performance-Based Awards. Any award may be granted subject to satisfaction of performance-based conditions. Performance-based awards entitle the recipient to payment of cash or stock in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to awards to “covered employees” that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of the following:

•	revenue

•	earnings per share before one or more of income tax, interest, depreciation and amortization

•	net earnings or net earnings per share

•	economic profit

•	inventory

•	receivables

•	total or net operating asset turnover

•	operating income or operating expense

•	total shareholder return

•	stock price

•	profitability as measured by return ratios (including, but not limited to, return on equity, return on invested capital and return on revenue)

•	margins (including, but not limited to, one or more of gross, operating and net earnings margins)

•	market share

•	asset quality

•	cost and expense management

•	economic value added or similar value added measurements

•	working capital, including improvement in working capital levels

•	productivity ratios

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital)
Each of the factors mentioned above may be expressed in absolute amounts, on a per share basis (basic or diluted), on a total revenue basis, as a growth rate, as a change from preceding periods or relative to a designated peer group, an index of comparable companies or other external measure, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. Performance targets may be based on non-GAAP financial measures, such as where the target is adjusted for events that are unusual in nature or infrequently occurring. In addition, for any award that is not intended to qualify as “performance-based compensation” under Section 162(m), the award may be subject to such other performance measures as the Committee may determine.
Duration, Adjustments, Modifications, Terminations
The 2017 Plan will remain in effect until the tenth anniversary of its effectiveness, which will occur upon shareholder approval, or such earlier date on which the 2017 Plan is terminated. The 2017 Plan also gives the Board the right to terminate, suspend or modify the 2017 Plan, except that amendments to the 2017 Plan are subject to shareholder approval if needed to comply with the New York Stock Exchange listing rules or other applicable laws or regulations.

The 2017 Plan provides that all awards are subject to agreements, which may be written or electronic, containing the terms and conditions of the awards. Awards may be amended unilaterally by the Committee, unless such amendments are determined by the Committee to be (i) materially adverse to the participant and (ii) not required as a matter of law, in which case consent of the participant would be required). No amendment shall reduce the exercise price of, or “reprice,” any outstanding option or stock appreciation right, without shareholder approval. Similarly, we may not cancel any option or stock appreciation right in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or strike price or cancel any option or stock appreciation right in exchange for cash, other property or the grant of a full value award at any time when the per share exercise price is greater than the fair market value.
Federal Tax Considerations
The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2017 Plan.
Non-Qualified Stock Options. If a participant is granted a nonqualified stock option under the 2017 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the 2017 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards. The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2017 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2017 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals. The Company may also elect to grant performance-based awards that do not meet the requirements of Section 162(m).
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2017 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Withholding. The 2017 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.
New Plan Benefits
As described above, the Committee, in its discretion, will select the participants who receive awards and the size and types of those awards, if the 2017 Plan is approved by shareholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups under the 2017 Plan. Performance-based shares awarded to the Named Executives in fiscal 2016 under the 2010 Plan are set forth in the Grants of Plan-Based Awards in Fiscal 2016 table. The value of restricted stock awarded to non-employee directors in fiscal 2016 under the 2010 Plan is set forth in the Director Compensation table.
Our Board of Directors, upon recommendation of our Compensation Committee, recommends a vote FOR approval of the Tennant Company 2017 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, as of December 31, 2016.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	1,276,974	$42.34	656,339
Equity compensation plans not approved by security holders	—	—	—
Total	1,276,974	$42.34	656,339
____________________

(1)
Amount includes outstanding awards under the 1997 Non-Employee Director Stock Option Plan, the 1999 Stock Incentive Plan, the 2007 Stock Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan, each as amended (the “Plans”). Amount includes shares of Common Stock that may be issued upon exercise of outstanding stock options under the Plans. Amount also includes shares of Common Stock that may be paid in cash upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes shares of Common Stock that may be issued upon settlement of restricted stock units and deferred stock units (phantom stock) under the Plans. Stock appreciation rights, restricted stock units and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the number of shares that could be issued upon a complete distribution of all outstanding stock options and stock appreciation rights (1,113,382) and restricted stock units and deferred stock units (163,592).

(2)	Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

OTHER INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 2, 2017, information regarding beneficial ownership (including shares subject to options and other convertible securities that are exercisable, will become exercisable, or otherwise will be settled within 60 days of March 2, 2017) by:

•	Beneficial owners of more than 5% of our Common Stock;

•	Ownership by directors and director nominees;

•	Ownership by the Named Executives as listed in the Summary Compensation Table; and

•	Ownership by all current directors and executive officers as a group.
Except as otherwise noted, the shareholders listed have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	1,953,516 shares in aggregate. BlackRock has sole voting power for 1,914,282 shares, shared voting power for 0 shares, sole investment authority for 1,953,516 shares and shared investment authority for 0 shares.(2)(3)	11.0%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,804,010 shares in aggregate. Vanguard Group has sole voting power for 34,031 shares, shared voting power for 2,519 shares, sole investment authority for 1,768,341 shares and shared investment authority for 35,669 shares.(2)(4)	10.2%
Arrowpoint Asset Management, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206	1,260,653 shares in aggregate. Arrowpoint has sole voting for 1,260,653 shares, shared voting power for 0 shares, sole investment authority for 1,260,653 shares and shared investment authority for 0 shares.(2)(5)	7.1%
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151	1,230,953 shares in aggregate. Royce & Associates has sole voting power for 1,230,953 shares, shared voting power for 0 shares, sole investment authority for 1,230,953 shares and shared investment authority for 0 shares.(2)(6)	6.9%
Neuberger Berman Group LLC 129 Avenue of the Americas New York, NY 10104	1,199,267 shares in aggregate. Neuberger Berman has sole voting power for 0 shares, shared voting power for 1,199,267 shares, sole investment authority for 0 shares and shared investment authority for 1,199,267 shares.(2)(7)	6.8%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
H. Chris Killingstad	561,814 shares(8)(9)	3.1%
Thomas Paulson	113,861 shares(8)(10)	*
Richard H. Zay	47,168 shares(11)	*
Heidi M. Wilson	42,993 shares(8)(12)	*
Jeffrey C. Moorefield	15,245 shares(13)	*
Azita Arvani	12,276 shares(14)	*
William F. Austen	32,610 shares(15)	*
Carol S. Eicher	25,350 shares(16)	*
Donal L. Mulligan	20,681 shares(17)	*
Stephen G. Shank	58,184 shares(18)	*
Steven A. Sonnenberg	28,227 shares(19)	*
David S. Wichmann	21,829 shares(20)	*
David Windley	2,512 shares(21)	*
All directors and current executive officers as a group (18 persons)	1,053,540 shares(8)(22)	5.7%
_____________________

(1)	An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the total.

(2)
The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2016, except for The Vanguard Group, Inc., which is based upon a Schedule 13G statement filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 28, 2017.

(3)
BlackRock, Inc., the parent holding company, reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our Common Stock. No one person’s interest in our Common Stock is more than 5% of the total outstanding shares of Common Stock.

(4)
33,150 of the shares over which The Vanguard Group, Inc. has sole voting power are beneficially owned by Vanguard Fiduciary Trust Company, its wholly-owned subsidiary, as the investment manager of collective trust accounts for which it directs the voting of the shares. 3,400 of the shares over which The Vanguard Group, Inc. has sole voting power are beneficially owned by Vanguard Investments Australia, Ltd., its wholly-owned subsidiary, as the investment manager of Australian investment offerings.

(5)
Includes various accounts managed by Arrowpoint Asset Management, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our Common Stock.

(6)
Includes various accounts managed by Royce & Associates, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our Common Stock.

(7)
Neuberger Berman Group LLC is affiliated with Neuberger Berman Investment Advisers LLC and Neuberger Berman Equity Funds. Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC's various registered mutual funds which hold the shares. Of the shares listed in the table, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC each have sole voting power for 0 shares, shared voting power for 1,199,267 shares, sole investment authority for 0 shares and shared investment authority for 1,199,267 shares; and Neuberger Berman Equity Funds has sole voting power for 0 shares, shared voting power for 914,402 shares, sole investment authority for 0 shares and shared investment authority for 914,402 shares.

(8)	Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.

(9)	Includes 415,807 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Killingstad.

(10)	Includes 81,330 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Paulson.

(11)	Includes 30,465 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Zay.

(12)
Includes 18,970 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Wilson. Also includes 1,094 deferred stock units which are fully vested and convertible into shares of Common Stock of the Company upon leaving the Company.

(13)	Includes 8,579 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Moorefield.

(14)	Includes 8,248 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Arvani.

(15)	Includes 17,374 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Austen.

(16)	Includes 16,771 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Eicher.

(17)	Includes 14,103 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Mulligan.

(18)	Includes 17,374 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Shank.

(19)	Includes 15,374 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Sonnenberg.

(20)	Includes 14,759 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Wichmann.

(21)	Includes 1,416 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Windley.

(22)
Includes 706,215 shares covered by currently exercisable options or options exercisable within 60 days, granted to executive officers (including Named Executives) and directors of our Company. Also includes 1,094 deferred stock units of Ms. Wilson which are convertible into shares of Common Stock of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2016.

Related-Person Transaction Approval Policy
Our Board adopted a written related-person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of certain related-person transactions. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our Company or an executive is a participant and in which a related person has a direct or indirect interest, but exempts the following:

•
Payment of compensation by our Company to a related person for the related person’s service to our Company in the capacity or capacities that give rise to the person’s status as a “related person” (provided such compensation was approved by the Board or a Committee of the Board, if such approval was required);

•	Transactions available to all employees or all shareholders of our Company on the same terms; and

•	Transactions which, when aggregated with the amount of all other transactions between the related person and our Company, involve less than $120,000 in a fiscal year.
Our Board must approve any related-person transaction subject to this policy before commencement of the related-person transaction or, if the transaction is not identified prior to its commencement, the transaction must be submitted to our Board for ratification. The Board will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related-person transaction:

•	Whether the terms are fair to our Company;

•	Whether the transaction is material to our Company;

•	The role the related person has played in arranging the related-person transaction;

•	The structure of the related-person transaction; and

•	The interests of all related persons in the related-person transaction.
Our Board may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon our Company and the related person taking such precautionary actions as our Board deems appropriate.
Political Contribution Policy
Upon recommendation of the Governance Committee, our Board adopted a written Political Contributions and Public Policy Activities policy, which provides that:

•	the Company and its subsidiaries abide by laws governing Political Contributions and related activities;

•	the Company generally will not make direct Political Contributions;

•	if the Company wants to make direct Political Contributions, it must get advance approval from the Governance Committee; and

•	employees are forbidden from using Company property for political or public policy activities.
The policy is not intended to prohibit the Company from participating in trade associations, professional societies, industry groups and other tax-exempt organizations that represent the industries and business communities in which the Company operates.

Shareholder Proposals
Shareholder proposals intended to be presented at the 2018 Annual Meeting should be sent to our Corporate Secretary at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, MN 55440-1452. Proposals must be received on or before November 15, 2017, to be eligible for inclusion in our Proxy Statement and form of Proxy relating to that meeting.
Shareholder proposals intended to be presented at the 2018 Annual Meeting, but not intended to be included in the Proxy Statement or form of Proxy for the meeting, must be received on or before January 26, 2018. Proxies solicited by our Board for that Annual Meeting will authorize the named Proxies on the Proxy Card to use their discretion in voting the Proxies when any such proposals are presented at the meeting.
See Director Nomination Process for information and requirements on how to nominate a director or recommend a potential director candidate for consideration by our Governance Committee.

APPENDIX A

TENNANT COMPANY
2017 STOCK INCENTIVE PLAN

1.
Purpose. The purpose of the Tennant Company 2017 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates.

2.	Definitions.

2.1    The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)“Affiliate” means any entity that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f).

(b)“Agreement” means a written or electronic contract, notice or other document containing the terms and conditions of an Award, together with all amendments thereto.

(c)“Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Stock Units or any other stock- based award.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” shall mean, unless otherwise provided in an Agreement, termination for (i) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement; (ii) an act or acts of dishonesty undertaken by the Participant and intended to result in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant’s employment, which failure is demonstrably willful and deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; or (iv) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.

(f)“Change of Control” shall mean, unless otherwise provided in an Agreement, one of the following:

(i)a majority of the directors of the Company shall be persons other than persons

(A)who were nominated for election or elected by the Board, or

(B)who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships;

(ii)35% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) are acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes of Control pursuant to this Section 2(f)(ii):

(A)any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or

(B)any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or

(C)any acquisition or beneficial ownership by a parent entity of the Company (after giving effect to the merger or statutory share exchange) or its wholly owned subsidiaries, as long as they shall remain wholly owned subsidiaries, directly or indirectly of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange that complies with Section 2(f)(iii)(A)(1), (2) and (3) or the exception in Section 2(f)(iii)(B) in all respects, or

(D)any repurchase or other acquisition by the Company of Outstanding Company Voting Securities or Outstanding Company Common Stock that causes any person to become the beneficial owner of 35% or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock;

(iii)the Company consummates

(A)a merger of the Company with or into another entity, other than a merger in which

(1)the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 50% of, respectively, the then outstanding common stock and the then outstanding voting power of the voting securities (or comparable equity interests) of the surviving entity in the merger or its direct or indirect parent entity in substantially the same proportions (except for those exercising statutory dissenters’ rights) as their ownership of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to the merger,

(2)if voting securities of the direct or indirect parent entity of the Company (after giving effect to the merger) are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), and

(3)no individual, entity or group (other than a direct or indirect, parent entity that, after giving effect to the merger, directly or indirectly through one or more wholly owned subsidiaries, beneficially owns 100% of the outstanding voting securities of the entity resulting from the merger) beneficially owns, directly or indirectly, immediately after the merger, 35% or more of the voting power of the outstanding voting securities or the outstanding common stock of the entity (or comparable equity interests) resulting from the merger.

(B)an exchange, pursuant to a statutory exchange of Outstanding Company Voting Securities held by shareholders of the Company immediately prior to the exchange, of shares of one or more classes or series of Outstanding Company Voting Securities for cash, securities or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting

Securities immediately after the statutory share exchange if (1) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and the Outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 50% of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interests) of such parent entity, and (2) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or

(C)a sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

(iv)the shareholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding anything herein stated, to the extent any Award constitutes a deferral of compensation subject to Code Section 409A, and if an Award provides for a change in the time or form of payment upon a Change of Control, no Change of Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A of the Code.

(g)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.

(h)“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3 and (iii) an outside director for purposes of Code Section 162(m).

(i)“Company” means Tennant Company, a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(j)“Disability” means (i) the disability of a Participant such that the Participant is considered disabled under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (ii) if there is no such plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(k)“Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(m)“Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(n)“Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i)the closing sale price of a Share on the date immediately preceding that date or, if no sale of the Company’s Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

(A)on the composite tape for New York Stock Exchange listed shares, or

(B)if the Shares are not listed on the composite tape for New York Stock Exchange listed shares, on the principal securities exchange or other system on which the Shares are then listed or traded,

(ii)if clause (i) is inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then-current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16.

(o)“Full Value Award” means an Award other than an Option or Stock Appreciation Right.

(p)“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q)“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(r)“Non-Employee Director” means a member of the Board who is not an Employee.

(s)“Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(t)“Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options granted under Section 8.

(u)    “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(v)    “Performance-Based Compensation” means an Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.

(w)    “Performance Period” means the period of time as specified in an Agreement over which an Award subject to Performance Measures is to be earned.

(x)    “Performance Measures” means the performance measures established by the Committee in connection with the grant of an Award. In the case of such grants intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or any combination of two or more of revenue; earnings per share before one or more of income tax, interest, depreciation and amortization; net earnings or net earnings per share; economic profit; inventory; receivables; total or net operating asset turnover; operating income; operating expense; total shareholder return; stock price; profitability as measured by return ratios (including, but not limited to, return on equity, return on invested capital and return on revenue); margins (including, but not limited to, one or more of gross, operating and net earnings margins); market share; asset quality; cost and expense management; economic value added or similar value added measurements; working capital, including improvement in working capital levels; productivity ratios; cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), each of which may be expressed in absolute amounts, on a per share basis (basic or diluted), on a total revenue basis, as a growth rate, as a change from preceding periods or relative to a designated peer group, an index of comparable companies or other external measure, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. In addition, for any Award that is not intended to qualify as Performance-Based Compensation, the Award may be subject to such other performance measures as the Committee may determine.

(y)    “Plan” means this Tennant Company 2017 Stock Incentive Plan, as may be amended and in effect from time to time.

(z)    “Prior Plans” means the Tennant Company 2007 Stock Incentive Plan and the Tennant Company Amended and Restated 2010 Stock Incentive Plan, as Amended.

(aa)    “Restricted Stock” means Stock granted under Section 7 so long as such Stock remains subject to one or more restrictions.

(bb)    “Retirement” shall mean, unless otherwise provided in an Agreement, termination of employment, other than for Cause, on or after (i) age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or (ii) age 62.

(cc)    “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(dd)    “Share” means a share of Stock.

(ee)    “Stock” means the common stock, par value $0.375 per share (subject to adjustment from time to time), of the Company.

(ff)    “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 9.

(gg)    “Stock Unit” means a right granted under Section 10 to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share.

(hh)    “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(ii)    “Substitute Awards” has the meaning given in Section 19.

(jj)    “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(kk)    “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on a Full Value Award are in effect.

(ll)    “Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

3.	Administration and Indemnification.

3.1    Administration.

(a)    The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property, or accelerated, extended, canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee.

(b)    To the extent not inconsistent with applicable law or stock exchange rules and solely for purposes of determining and administering Awards to Participants who are not subject to Section 16, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(c)    To the extent within its discretion and subject to Sections 15 and 16, the Committee may amend the terms and conditions of any outstanding Award.

(d)    The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

3.3    Awards to Foreign Service Providers. The Committee may grant Awards to persons eligible to receive Awards pursuant to Section 5 who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

4.	Shares Available Under the Plan.

(a)The number of Shares available for distribution under the Plan shall not exceed 1,200,000 (subject to adjustment pursuant to Section 4(d) and Section 16). Any Shares made subject to Awards of Options or Stock Appreciation Rights shall be counted against this number as one (1) Share for every one (1) Share granted. Any shares of Common Stock granted as Full Value Awards shall be counted against this number as two and fifteen hundredths (2.15) Shares for every one (1) Share granted. The Shares issued under the Plan may come from authorized and unissued shares or shares purchased in the open market.

(b)Any Shares subject to an Award under the Plan, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is terminated, expired, exchanged, forfeited or settled in cash in lieu of Shares shall, to the extent of such termination, expiration, forfeiture or settlement, be available for further Awards under the Plan.

(c)Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.

(d)For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i)where the number of Shares available under an Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award until such time as it can be determined that only a lesser number of Shares could be received;

(ii)where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award;

(iii)Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year; and

(iv)Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(e)    Notwithstanding anything to the contrary contained herein, (i) Shares tendered to or withheld by the Company in payment of the purchase price of an Option shall not be added to the total number of Shares available for grant under the Plan, (ii) Shares tendered to or withheld by the Company to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan, (iii) Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan and (iv) all Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, shall be considered issued under the Plan.

(f)    No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(g)    The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 1,200,000 (subject to adjustment pursuant to Section 16).

(h)     No Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 400,000 Shares in the aggregate pursuant to Awards granted in any calendar year under this Plan. With respect to any Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 150,000 Shares (subject to adjustment pursuant to Section 16); and (ii) the maximum amount payable with respect to Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(i)    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

5.
Eligibility. Participation in the Plan shall be limited to (i) Employees, (ii) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director and (iii) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall be contingent upon such individual becoming an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant or Non- Employee Director of the Company (or vice versa) shall be deemed a termination of employment for purposes of the Plan.

6.	General Terms of Awards.

6.1    Amount of Award and Grant Date. Each Award shall be evidenced by an Agreement setting forth the terms and conditions that apply to such Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which an Award is made or granted, unless the approval specifies an alternative grant date that is later than the date and time of approval.

6.2    Vesting and Term. Each Agreement shall set forth the Term of an Award and any applicable Performance Period, but in no event shall the Term of an Award be longer than ten years after the date of grant. The Committee may provide for such vesting conditions as the Committee, in its sole discretion, may determine, provided that (i) Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the date of grant, and (ii) Awards whose grant or vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. The foregoing minimum vesting and Performance Periods will not, however, apply in connection with: (i) a Change of Control if so provided by the Committee, (ii) a termination of employment due to death, Disability or Retirement if so provided by the Committee, (iii) a Substitute Award (as defined below) that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a) as of the effective date of the Plan. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders.

6.3    Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to a Full Value Award. No Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that an Award (other than Incentive Stock Options) may be transferable, to the extent permitted by law, by gift to a “family member” (as defined in the instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor statute, if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, Disability or termination of employment of a Participant the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4    Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment with the Company and all of its Affiliates, the following provisions shall apply:

(a)Options and Stock Appreciation Rights

(i)Death or Disability. If a Participant who has been granted an Option or Stock Appreciation Rights shall die or if a Participant’s employment terminates because of Disability before such Option or Stock Appreciation Rights have expired, the Option or Stock Appreciation Rights shall become exercisable in full, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death or termination of employment due to Disability.

(ii)Retirement. If a Participant’s employment terminates because of Retirement, the Option or Stock Appreciation Rights shall become exercisable in full, and the Participant may exercise his or her Options or Stock Appreciation Rights at any time, or from time to time, within three months after the date of such termination if such termination results from the Participant’s Retirement; provided that if the Participant has provided the Company with six months’ prior written notice of the Participant’s intention to Retire, and if there are no special payments made by the Company as a retirement incentive or inducement, then the Options or Stock Appreciation Rights may be exercised at any time within five years after the Participant’s employment by the Company terminates due to Retirement.

(iii)Cause. If a Participant’s employment is terminated for Cause, the Award shall terminate immediately upon such termination for Cause.

(iv)Reasons other than Death, Disability, Retirement or Cause. If a Participant’s employment terminates for any reason other than death, Disability, Retirement or Cause, the unexercisable portion of any Award held by such Participant shall terminate at the date of termination of employment and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant’s employment. If the Participant is a Non-Employee Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.

(v)    Notwithstanding the foregoing Sections 6.4(a)(i), (ii), (iii) and (iv), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4 (i), (ii), (iii) and (iv), except as otherwise provided by the Committee in the applicable Agreement, shall terminate as of the end of the periods described in such Sections.

(b)Full Value Awards. If a Participant’s employment with the Company or any of its Affiliates terminates prior to the scheduled vesting of a Full Value Award because of death, Disability, Retirement or under other circumstances provided by the Committee in its discretion in the applicable Agreement or otherwise, the Participant shall be entitled to have vest a number of Shares or Share equivalents that has been prorated for the portion of the Term during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares or Share equivalents, all restrictions shall lapse. If vesting of an Award was subject to the achievement of Performance Measures, the number of Shares or Share equivalents subject to vesting shall further be based upon the extent to which achievement of Performance Measures was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6.4(b) or in the applicable Agreement, if a Participant’s employment terminates with the Company and all of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

6.5    Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which an Award relates.

6.6    Performance-Based Awards.

(a)    Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which the grant, vesting, exercisability, lapse of restrictions or settlement in cash or Shares is contingent. In connection with any such Award, the Committee shall determine the extent to which Performance Measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a Performance Period and/or adjustments or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change of Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

(b)    If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Section 162(m) of the Code as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that the Award shall be considered Performance-Based Compensation. If an Award is intended to constitute Performance-Based Compensation, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the Performance Measures. The Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any Performance Period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with such Award, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any Performance Period, the Committee may provide that one or more objectively determinable adjustments shall be made to the Performance Measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change of Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust Performance Measures for a Performance Period to the extent permitted by Code Section 162(m) in connection with an event described in Section 16 to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this subsection. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this subsection may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as Performance-Based Compensation.

7.	Restricted Stock Awards.

(a)An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b)Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be issued in the name of the Participant and each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or the Stock certificate or book-entry shall bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c)Upon the lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.

(d)Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends (subject to Section 18) and the right to vote the Shares of Restricted Stock.

8.	Stock Options.

8.1    Terms of All Options.

(a)    An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted (except as provided in Section 19).

(b)    The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit a Participant to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be paid in cash or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery or tender to the Company of Shares (by actual delivery or attestation) held by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the

Agreement, provided that no fractional Shares will be issued or accepted. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)    Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

8.2    Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(a)    the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

(b)    an Incentive Stock Option shall not be exercisable more than ten years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

(c)    if an Incentive Stock Option may be exercised more than one year after termination of the Participant’s employment with the Company and its Affiliates if the Participant’s employment with the Company and its Affiliates terminates because of the Participant’s death or Disability or more than three months after termination of the Participant’s employment if the Participant’s employment terminates for any reason other than death or Disability, then, to the extent the Option is exercised after the expiration of such periods, it shall be treated as a Non-Statutory Stock Option;

(d)    the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(e)    notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time an Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

9.
Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

10.	Stock Units.

10.1    Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

10.2    Payment of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.
Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of an Award to which the Shares relate.

12.	Effective Date and Duration of the Plan.

12.1    Effective Date. The Plan shall become effective upon shareholder approval at the 2017 Annual Meeting of Shareholders or any adjournment thereof.

12.2    Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15, or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

12.3    Effect on Prior Plans. No new awards shall be granted to any Employee, Non- Employee Director or other eligible individual under any other previously approved Company stock plan, including the Prior Plans, after the Plan becomes effective.

13.    Plan Does Not Affect Employment Status.

(a)Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)    Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

14.
Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not in excess of the maximum individual statutory tax rate in each applicable jurisdiction) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, with the Shares so withheld, delivered or tendered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.	Amendment, Modification and Termination of the Plan and Agreements.

(a)Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or modify the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. Notwithstanding the foregoing, the Company shall submit any amendment of the Plan for shareholder approval if the rules of the stock exchange on which the Shares are then listed or other applicable laws or regulations require shareholder approval of such amendment.

(b)No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law or stock exchange rule; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 does not adversely affect these rights. Except as provided in Section 16, in no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or strike price, as the case may be, (iii) be cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right is greater than the current Fair Market Value of a Share or (iv) otherwise be subject to any action that would be treated, for accounting purposes or under the rules of the New York Stock Exchange, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with the rules of the New York Stock Exchange.

(c)An Award may be unilaterally amended by the Committee unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law or stock exchange rule, in which case the Participant’s consent shall be required.

16.
Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, referred to as “ASC Topic 718”) that causes the per Share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring, and to any maximum limitations prescribed in the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Award be amended for the sole purpose of decreasing the exercise or strike price thereof, except in accordance with Section 15(b) of the Plan.

17.	Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of all or a portion of the outstanding Awards by (i) the assumption of the Awards by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and any exercise price thereof or (ii) the substitution of comparable equity-based awards of the surviving or successor entity (or its Parent) that contain terms that are substantially similar to those of the Awards, in each case that preserve the intrinsic value of the Awards existing at the time of the Fundamental Change; or

(b)declare, prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Award, whether or not then vested or exercisable, that such Award shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment (i) to each holder of an Option or Stock Appreciation Right of cash equal to (x) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (y) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 9, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is determined in the manner hereinafter referred to in this Section and (ii) to each holder of a Full Value Award of cash equal to the Fair Market Value of each Share subject to the canceled Award. Payment of any amount under this Section 17(b) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Fundamental Change, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, or other terms comparable to those imposed upon the Company’s shareholders under the Fundamental Change. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Award shall be entitled to the payment provided for in this Section 17(b) if such Award shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18.
Dividends and Dividend Equivalents. An Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, provide the Participant with the right to have credited to an account for the Participant dividend payments or dividend equivalent payments with respect to Shares subject to an Award

(both before and after the Shares subject to an Award are earned, vested or acquired), and may be settled in cash or Shares, as determined by the Committee; provided, however, that in no event shall any dividend payments or dividend equivalent payments be paid out with respect to any unvested Awards and shall instead be subject to the same restrictions and risk of forfeiture as the Shares to which the dividends or dividend equivalents relate. The additional terms of any such dividends or dividend equivalent rights will be as set forth in the applicable Award, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the dividends or the deemed reinvestment of dividend equivalents in connection with an Award or Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4(a).

19.
Substitute Awards Issued in Acquisitions. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock, stock units or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company in connection with the Company’s or an Affiliate’s acquisition of such other entity (“Substitute Awards”). The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.
Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.	Limits of Liability.

(a)Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3.1(b) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22.
Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23
Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

24.
Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

25.
Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

26.	Forfeiture and Compensation Recovery.

(a)The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination for Cause, violation of any material Company or Affiliate policy, breach of non-competition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(b)Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board of the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

27.
Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(a)If any amount is payable under such Award upon a termination of service, a termination of service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(b)    If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this

Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

28.	Requirements of Law.

(a)To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

TENNANT COMPANY
ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2017, 10:30 A.M.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Chris Killingstad and Heidi M. Wilson, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or either of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the “Company”) held of record by the undersigned on March 2, 2017, at the Annual Meeting of Shareholders to be held over the Internet at www.virtualshareholdermeeting.com/TNC2017 on April 26, 2017 at 10:30 a.m. (CDT), or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, 1 YEAR FOR PROPOSAL 4 AND FOR PROPOSAL 5.

This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Tennant Company Retirement Savings Plan (090984) (“Plan”). This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by April 21, 2017, the undersigned will be treated as directing the Plan’s Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side. See reverse for voting.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TNC2017
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Tennant Company in mailing proxy materials, you can consent to receiving all shareholder communications, including future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TENNANT COMPANY 701 NORTH LILAC DRIVE P.O. BOX 1452 MINNEAPOLIS, MN 55440-1452
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENNANT COMPANY
The Board of Directors recommends a vote FOR all nominees listed.
Vote On Directors

	1.	Election of Directors, such that the total number of directors is eight Nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominees(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		01)	Carol S. Eicher
		02)	Donal L. Mulligan
If elected, Ms. Eicher and Mr. Mulligan will serve for a term of three years.

Vote On Proposals
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.						☐	☐	☐

3.	Advisory approval of executive compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 Year	2 Years	3 Years	Abstain
4.	Advisory approval on frequency of future advisory executive compensation approvals.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
5.	Approve the Tennant Company 2017 Stock Incentive Plan.						☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)				Date	Signature (Joint Owners)			Date